                                                                   Exhibit 10.42


                            RESOURCE PARTNER, INC.

                                  SUITE 3400

                                BORDEN BUILDING

                            OFFICE LEASE AGREEMENT

11.     INSURANCE........................................................................... 15

   11.1   LANDLORD'S INSURANCE.............................................................. 15
   11.2   TENANT'S INSURANCE................................................................ 15

12.     DAMAGE OR DESTRUCTION............................................................... 16

   12.1   TERMINATION OPTIONS............................................................... 16
   12.2   REPAIR OBLIGATIONS................................................................ 16
   12.3   RENT ABATEMENT.................................................................... 16

13.     WAIVERS AND INDEMNITIES............................................................. 17

   13.1   LANDLORD'S WAIVERS................................................................ 17
   13.2   TENANT'S WAIVERS.................................................................. 17
   13.3   LANDLORD'S INDEMNITY.............................................................. 17
   13.4   TENANT'S INDEMNITY................................................................ 17

14.     CONDEMNATION........................................................................ 18

   14.1   FULL TAKING....................................................................... 18
   14.2   PARTIAL TAKING.................................................................... 18
   14.3   AWARDS............................................................................ 18

15.     ASSIGNMENT AND SUBLETTING........................................................... 18

   15.1   LIMITATION........................................................................ 18
   15.2   NOTICE OF PROPOSED TRANSFER; LANDLORD'S OPTIONS................................... 19
   15.3   CONSENT NOT TO BE UNREASONABLY WITHHELD........................................... 19
   15.4   FORM OF TRANSFER.................................................................. 19
   15.5   PAYMENTS TO LANDLORD.............................................................. 19
   15.6   CHANGE OF OWNERSHIP............................................................... 20
   15.7   PERMITTED TRANSFERS............................................................... 20
   15.8   EFFECT OF TRANSFERS............................................................... 20
   15.9   APPROVED LICENSE.................................................................. 20

16.     PERSONAL PROPERTY................................................................... 21

   16.1   INSTALLATION AND REMOVAL.......................................................... 21
   16.2   RESPONSIBILITY.................................................................... 21
   16.3   LANDLORD'S LIEN................................................................... 21

17.     ESTOPPEL CERTIFICATES............................................................... 21


18.     TRANSFER OF LANDLORD'S INTEREST..................................................... 22

   18.1   SALE, CONVEYANCE AND ASSIGNMENT................................................... 22
   18.2   EFFECT OF SALE, CONVEYANCE OR ASSIGNMENT.......................................... 22
   18.3   SUBORDINATION AND NONDISTURBANCE.................................................. 22
   18.4   ATTORNMENT........................................................................ 22

19.     RULES AND REGULATIONS............................................................... 22


20.     TENANT'S DEFAULT AND LANDLORD'S REMEDIES............................................ 23

   20.1   DEFAULT........................................................................... 23
   20.2   REMEDIES.......................................................................... 23

21.     LANDLORD'S DEFAULT AND TENANT'S REMEDIES............................................ 25

   21.1   DEFAULT........................................................................... 25
   21.2   REMEDIES.......................................................................... 25
   21.3   CURE BY ENCUMBRANCE HOLDER........................................................ 25

22.     SECURITY DEPOSIT.................................................................... 26

   22.1   AMOUNT............................................................................ 26
   22.2   USE AND RESTORATION............................................................... 26
   22.3   TRANSFERS......................................................................... 26
   22.4   REFUND............................................................................ 26

23.     BROKERS............................................................................. 26


24.     LIMITATIONS ON LANDLORD'S LIABILITY................................................. 27


25.     NOTICES............................................................................. 27


26.     MISCELLANEOUS....................................................................... 27

   26.1   BINDING EFFECT.................................................................... 27
   26.2   COMPLETE AGREEMENT; MODIFICATION.................................................. 27
   26.3   DELIVERY FOR EXAMINATION.......................................................... 27
   26.4   NO AIR RIGHTS..................................................................... 27
   26.5   ENFORCEMENT EXPENSES.............................................................. 27
   26.6   BUILDING PLANNING................................................................. 28
   26.7   BUILDING NAME..................................................................... 28
   26.8   BUILDING STANDARD................................................................. 28
   26.9   NO WAIVER......................................................................... 28
   26.10     RECORDING; CONFIDENTIALITY..................................................... 28
   26.11     CAPTIONS....................................................................... 28
   26.12     INVOICES....................................................................... 28
   26.13     SEVERABILITY................................................................... 28
   26.14     JURY TRIAL..................................................................... 29
   26.15     AUTHORITY TO BIND.............................................................. 29
   26.16     ONLY LANDLORD/TENANT RELATIONSHIP.............................................. 29
   26.17     COVENANTS INDEPENDENT.......................................................... 29
   26.18     GOVERNING LAW.................................................................. 29
   26.19     ENFORCEMENT OF REASONABLE CONSENT.............................................. 29

27.     MANDATORY EXPANSION................................................................. 29


28.     RIGHT OF FIRST REFUSAL.............................................................. 29


29.     CONDITIONS TO EFFECTIVENESS OF LEASE................................................ 30


30.     MOVING ALLOWANCE.................................................................... 30


31.     letter of credit.................................................................... 30

                                LEASE AGREEMENT
                                 BORDEN BUILDING
                                 COLUMBUS, OHIO

     THIS LEASE AGREEMENT ("Lease") is entered into as of the Date, and by and between the Landlord and Tenant, identified in Section 1.1 below.

1.   BASIC LEASE DEFINITIONS, EXHIBITS AND ADDITIONAL DEFINITIONS.

1.1  Basic Lease Definitions.
       In this Lease, the following defined terms have the meanings indicated.

          (a) "Date" means the date of full execution of this Lease, which is July 25, 2000.

          (b) "Landlord" means University Town Center Associates, L.P., a California limited partnership, d/b/a TrizecHahn Borden Building Management.

          (c)  "Tenant" means  reSOURCE PARTNER, Inc. a Delaware corporation.

          (d) "Premises" means those premises, excluding restrooms, known as Suites 1300, 3100, 3300 and 3400 and located on the 13/th/, 31/st/, 33/rd/
      and 34/th/ floors of the Building and identified on Exhibit A which is hereby deemed to be 71,627 rentable square feet.

          (e) "Use" means general office and, ancillary to such primary use, the operation of a data center on the portion of the Premises known as the 33/rd/ Floor of the Building and no other use.

          (f) "Term" means the duration of this Lease, which will be approximately seven (7) years, beginning on the "Commencement Date" (as defined in Section 3.1 below) and ending seven (7) years from the Mandatory Expansion Commencement Date ("the "Expiration Date") unless terminated earlier or extended further as provided in this Lease. The "Expiration Date" means (i) if the Mandatory Expansion Commencement Date is the first day of a month, the seven (7) year anniversary of the day immediately preceding the Mandatory Expansion Commencement Date; or (ii) if the Mandatory Expansion Commencement Date is not the first day of a month, the seven (7) year anniversary of the last day of the month in which the Mandatory Expansion Commencement Date occurs.

          (g)  "Scheduled Commencement Date" means  July 1, 2000.

          (h) "Base Rent" means the Rent payable according to Section 4.1, which will be in an amount per month applicable during each Lease Year as follows:

               Lease Period            Amount of Base Rent        Amount of Base Rent
                                       Payable Per Rentable       Payable Per Month
                                       Square Foot
               7/1/00 - 8/31/04        $16.75                     $ 99,979.35 ( to be adjusted per Article 27)
               9/1/04 - 8/31/07        $17.25                     $102,963.81 (to be adjusted per Article 27)

          (i) "Tenant's Share" means, with respect to the calculation of Additional Rent according to Section 4.2, .125939 (12.5939%), to be adjusted per Article 27.

          (j)  "Base Year" means Landlord's Fiscal Year ending December 31,
     2000.

          (k) "Security Deposit" means Letter of Credit as set forth in Article 31 of the Lease.

              (l) "Landlord's Building Address" means:

                   180 East Broad Street
                   Suite 814
                   Columbus, OH
                   Attention: Property Manager

              (m)  "Landlord's General Address" means:

                   University Town Center Associates, L.P.
                   c/o TrizecHahn Office Properties, Inc.
                   233 S. Wacker Rd.
                   Suite 3330
                   Chicago, IL 60606
                   Attention: Senior Vice President

                   With a copy of notices of default to:

                   University Town Center Associates, L.P.
                   c/o TrizecHahn Office Properties Inc.
                   3011 W. Grand Blvd.
                   Suite 450
                   Detroit, MI 48202
                   Attention: Regional Legal Counsel

               (n) "Tenant's Notice Address" means,

                   for notices given before the Commencement Date:

                   Suite #3400
                   180 East Broad Street
                   Columbus, Ohio 43215
                   Attention: James King, Esq.

                   With a copy to:

                   Interliant, Inc
                   Two Manhattanville Road
                   Purchase, NY 10577
                   Attention: General Counsel

                   and for notices given after the Commencement Date:

                   Suite #3400
                   180 East Broad Street
                   Columbus, OH 43215
                   Attention: James King, Esq.

                   With a copy to:

                   Interliant, Inc
                   Two Manhattanville Road
                   Purchase, NY 10577
                   Attention: General Counsel

              (o)  "Tenant's Invoice Address" means:

                   Suite #3400
                   180 East Broad Street
                   Columbus, OH 43215
                   Attention: ___________________________

              (p) "Brokers" means the following brokers who will be paid by Landlord in accordance with a separate agreement: NONE, and the following brokers who will be paid by Tenant: NONE.

               (q) "Liability Insurance Amount" means $3,000,000.00.

1.2  Exhibits.
         The Exhibits listed below are attached to and incorporated in this Lease. In the event of any inconsistency between such Exhibits and the terms and provisions of this Lease, the terms and provisions of the Exhibits will control. The Exhibits to this Lease are:

           Exhibit A      -    Plan Delineating the Premises
           Exhibit B      -    Possession and Leasehold Improvements Agreement
           Exhibit C      -    Occupancy Estoppel Certificate
           Exhibit D      -    Rules and Regulations
           Exhibit E      -    Parking Agreement

1.3  Additional Definitions.
         In addition to those terms defined in Section 1.1 and other sections of this Lease, the following defined terms when used in this Lease have the meanings indicated:

              (a) "Additional Rent" means the Rent payable according to Section 4.2.

              (b) "Building" means the office and retail building commonly known as the Borden Building, located on the Land and in which the Premises are located.

              (c) "Business Hours" means the hours from 8:00 a.m. to 6:00 p.m. on Monday through Friday and from 8:00 a.m. to 1:00 p.m. on Saturday, excluding statutory or legal holidays.

              (d) "Common Areas" means certain interior and exterior common and public areas located on the Land and in the Building as may be designated by Landlord for the non-exclusive use in common by Tenant, Landlord and other tenants, and their employees, guests, customers, agents and invitees. If the Building is connected to other buildings by underground tunnels or elevated bridges over public streets, Common Areas will include such bridges and tunnels; provided, however, that Landlord and owners of such other buildings will have the right in their sole discretion to adopt rules and regulations relating to bridge and tunnel use.

              (e) "Construction Administration Fee" means for all work performed in the Premises, whether performed by Landlord or Tenant, Tenant shall pay to Landlord the following fee:

                              General Contractor - If Landlord is the general contractor for the project and is performing the work and/or contracting with the subtrades on Tenant's behalf the parties will negotiate a market fee.

                              Project Administration - For all projects where Landlord is not the General Contractor, a minimum project administration fee of $2,500.00 will be charged to cover Landlord's service of plan review and design and construction coordination and, for every hour subsequent to the first 25 hours, an amount equal to the time spent by Landlord's personnel at the Building standard hourly fee which is currently $100.00 per hour subject to reasonable change from time to time but in no event shall the total of said fee per project exceed the following percentages:


                                    Contract Value                   Fee
                                    $0 - $49,999                      7%
                                    $50,000 - $99,999                 6%
                                    $100,000 - $249,999               5%
                                    $250,000 - $999,999               4%
                                    $1,000,000 - $1,999,999           3%
                                    $2,000,000 and over               2%

              (f) "Expenses" means the aggregate of any and all costs (other than those expressly excluded below) incurred or accrued during each Fiscal Year according to generally accepted accounting principles for operating, managing, administering, equipping, securing, protecting, repairing, replacing, renewing, cleaning, maintaining, decorating, inspecting, and providing water, sewer and other energy and utilities to the parking facilities serving the Building, the Land, Building and Common Areas; administrative fees in an amount equal to three percent (3%) of the gross revenue of the Building (provided that if Landlord elects to use the services of a managing agent, Expenses will include, instead of administrative fees, management fees calculated in the same manner as administrative fees); fees and expenses (including reasonable attorney's fees) incurred in contesting the validity of any Laws that would cause an increase in Expenses; depreciation on personal property and moveable equipment which is or should be capitalized on Landlord's books; occupancy costs associated with the Building management office, consisting of Base Rent costs plus the proportionate share of Expenses and Taxes attributable to such office; Capital expenses made by reason of insurance requirements and costs (whether capital or not) that are incurred in order to conform to changes subsequent to the Date in any Laws, or that are made by reason of insurance requirements, or that are intended to reduce Expenses or the rate of increase in Expenses (such costs will not be included in Expenses for the Base Year and will otherwise be charged to Expenses in annual installments over the useful life of the items for which such costs are incurred [in the case of items required by changes in Laws or insurance requirements] or over the period Landlord reasonably estimates that it will take for the savings in Expenses achieved by such items to equal their cost [in the case of items intended to reduce Expenses or their rate of increase], and in either case together with interest, each Fiscal Year such costs are charged to Expenses, on the unamortized balance at an interest rate of 1% in excess of the average Prime Rate in effect during such Fiscal
         Year). Expenses will not include (1) mortgage principal or interest;
         (2) ground lease payments; (3) leasing commissions; (4) costs of advertising space for lease in the Building; (5) costs for which Landlord is reimbursed by insurance proceeds or from tenants of the Building (other than such tenants' regular contributions to Expenses);
         (6) any depreciation or capital expenditures (except as expressly provided above); (7) legal fees incurred for negotiating leases or collecting rents; (8) costs directly and solely related to the maintenance and operation of the entity that constitutes the Landlord, such as accounting fees incurred solely for the purpose of reporting Landlord's financial condition. For each Fiscal Year during the Term, the amount by which those Expenses that vary with occupancy (such as cleaning costs and utilities) would have increased had the Building been 100% occupied and operational and had all Building services been provided to all tenants will be reasonably determined and the amount of such increase will be included in Expenses for such Fiscal Year.

              (g) "Fiscal Year" means Landlord's fiscal year, which ends on December 31st of each calendar year and may be changed at Landlord's discretion.

              (h) "Force Majeure" means any acts of God, governmental restriction, strikes, labor disturbances, shortages of materials or supplies, or any other cause or event beyond the parties' reasonable control (but not because of insolvency, lack of funds or other financial cause), by which either party is hindered or prevented from performance of any act under this Lease, then performance of such act shall be excused for the period during which such performance is rendered impossible; and time for performance shall be extended accordingly. However, Force Majeure shall not relieve either party from any obligation under this Lease. No such delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rents or other charges due, or impose any liability upon Landlord or its agents because of inconvenience to Tenant or injury to or interruption of Tenant's business.

              (i) "Land" means the real property located at 180 East Broad Street, City of Columbus, County of Franklin, State of Ohio as more fully described on Schedule 1 attached and incorporated herein, less any portions that may be conveyed separately from the Building by Landlord from time to time, plus any additional real property located proximate to the Land that may be operated by Landlord from time to time in conjunction with the Land.

              (j) "Laws" means any and all present or future federal, state or local laws, statutes, ordinances, rules, regulations or orders of any and all governmental or quasi-governmental authorities having jurisdiction.

              (k) "Lease Year" means each successive period of 12 calendar months during the Term, ending on the same day and month (but not year, except in the case of the last Lease Year) as the day and month on which the Expiration Date will occur. If the Commencement Date is not the first day of a month, the first Lease Year will be greater than 12 months by the number of days from the Commencement Date to the last day of the month in which the Commencement Date occurs.

              (l) "Prime Rate" means the rate of interest announced from time to time by Citibank, N.A., or any successor to it, as its prime rate. If Citibank, N.A. or any successor to it ceases to announce a prime rate, Landlord will designate a reasonably comparable financial institution for purposes of determining the Prime Rate.

              (m) "Rent" means the Base Rent, Additional Rent and all other amounts required to be paid by Tenant under this Lease.

              (n) "Taxes" means the amount incurred or accrued during each Fiscal Year according to generally accepted accounting principles for that portion of the following items that is allocable to the Land and
         Building: all ad valorem real and personal property taxes and assessments, special or otherwise, levied upon or with respect to the Land or Building, the personal property used in operating the Building, and the rents and additional charges payable by tenants of the Building, and imposed by any taxing authority having jurisdiction; all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real or personal property taxes or assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon the Land or Building, the leasehold estate of Landlord or the tenants of the Building, or the rents and other charges payable by such tenants; capital and place-of-business taxes, and other similar taxes assessed relating to the Building; and any reasonable expenses incurred by Landlord in attempting to reduce or avoid an increase in Taxes, including, without limitation, reasonable legal fees and costs. Taxes will not include any net income taxes of Landlord. Tenant acknowledges that Taxes may increase during the Term and that if the Building or Land, or both, are currently subject to a Taxes abatement program and such program ceases to benefit the Building or Land, or both, during the Term, Taxes will increase.


2.    GRANT OF LEASE.

2.1   Demise.
         Subject to the terms, covenants, conditions and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises, together with the non-exclusive right to use the Common Areas, for the Term.

2.2   Quiet Enjoyment.
         Landlord covenants that during the Term Tenant will have quiet and peaceable possession of the Premises, subject to the terms, covenants, conditions and provisions of this Lease, and Landlord will not disturb such possession except as expressly provided in this Lease.

2.3   Landlord And Tenant Covenants.

         Landlord covenants to observe and perform all of the terms, covenants and conditions applicable to Landlord in this Lease. Tenant covenants to pay the Rent when due, and to observe and perform all of the terms, covenants and conditions applicable to Tenant in this Lease.

3.     TERM.

3.1    Commencement Date.
         "Commencement Date" means the first day of the Term, which will be the earlier of (i) the first day on which Tenant occupies the Premises, pursuant to this Lease, for the regular conduct of its business; or
         (ii) the Scheduled Commencement Date (as the same may be extended according to Section 3.3 below).

3.2    Early Occupancy.
         Tenant has no right to enter the Premises until Landlord tenders possession. With Landlord's express written consent, Tenant may occupy the Premises for regular conduct of Tenant's business prior to the Scheduled Commencement Date. If Tenant takes possession of any part of the Premises for business purposes prior to the Scheduled Commencement Date with Landlord's prior written consent, all of the covenants and conditions of the Lease will bind both parties with respect to such portion of the Premises, and Tenant will pay Landlord Rent for the period of such occupancy according to Section 4 of the Lease at the rates applicable to the first Lease Year (excluding any periods of excused or free rent, if any), prorated for the time and portion of the Premises so occupied. No early occupancy under this Section 3.2 will change the Commencement Date or the Expiration Date.

3.3    Delayed Occupancy.
         If, due to the holdover of a prior occupant or other reason beyond Landlord's control, Landlord fails to tender possession of the Premises to Tenant on or before the Scheduled Commencement Date, Landlord will not be in default or liable in damages to Tenant, nor will the obligations of Tenant be affected, provided, however, that:

              (a) the Commencement Date will be extended automatically by one day for each day of the period after the Scheduled Commencement Date to the day on which Landlord tenders possession of the Premises to Tenant less any portion of that period attributable to Tenant's Delays as more particularly described in Exhibit B; and

              (b) if Landlord does not tender possession of the full Premises to Tenant on or before the date 6 months after the Scheduled Commencement Date (plus any period of delay caused by Force Majeure and/or Tenant's Delays as described in Exhibit B), Tenant will have the right to terminate the Lease by delivering written notice of the termination to Landlord not more than 30 days after such tender deadline date.

         Upon a termination under Section 3.3 (b) above, each party will, upon the other's request, execute and deliver an agreement in recordable form containing a release and surrender of all right, title and interest in and to the Lease; neither Landlord nor Tenant will have any further obligations to each other; and Landlord will refund to Tenant any sums paid to Landlord by Tenant in connection with the Lease. Such postponement of the commencement of the Term and such termination and refund right will be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord's failure to tender the Premises by the Scheduled Commencement Date.

3.4    Surrender.
         Upon the expiration or other termination of the Term, Tenant will immediately vacate and surrender possession of the Premises in good order, repair and conditions, except for ordinary wear and tear. Upon the expiration or other termination of the Term, Tenant agrees to remove (a) all changes, additions and improvements to the Premises the removal of which Landlord requested or approved according to Section
         9.1 at the time Landlord consented to their installation, and (b) all of Tenant's trade fixtures, office furniture, office equipment and other personal property. Pursuant to Subsection 9.1, Tenant shall not be required to remove or pay for the removal of any fixtures that Landlord has not indicated at the time of installation must be removed. Tenant will pay Landlord on demand the cost of repairing any damage to the Premises or Building caused by the installation or removal of any such items. Any of Tenant's property remaining in the Premises will be conclusively deemed to have been abandoned by Tenant and may be appropriated, stored, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to account to or compensate Tenant, and Tenant will pay Landlord on demand all costs incurred by Landlord relating to such abandoned property.

3.5    Holding Over.
         Tenant understands that it does not have the right to hold over at any time and Landlord may exercise any and all remedies at law or in equity to recover possession of the premises, as well as any damages incurred by Landlord, due to Tenant's failure to vacate the Premises and deliver possession to Landlord as required by this Lease. If Tenant holds over after the Expiration Date with Landlord's prior written consent, Tenant will be deemed to be a tenant from month to month, at a monthly Base Rent, payable in advance, equal to 100% of monthly Base Rent payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a month-to-month tenancy. If Tenant holds over after the Expiration Date without Landlord's prior written consent, Tenant will be deemed a tenant at sufferance, at a daily Base Rent, payable in advance, equal to 200% of the Base Rent per day payable during the last year of the Term, and Tenant will be bound by all of the other terms, covenants and agreements of this Lease as the same may apply to a tenancy at sufferance.


4.     RENT.

4.1    Base Rent.
         Commencing on the Commencement Date and then throughout the Term, Tenant agrees to pay Landlord Base Rent according to the following provisions. Base Rent during each Lease Year (or portion of a Lease
         Year) described in Section 1.3(k) will be payable in monthly installments in the amount specified for such Lease Year (or portion) in Section 1.1(h), in advance, on or before the first day of each and every month during the Term. However, if the Term commences on other than the first day of a month or ends on other than the last day of a month, Base Rent for such month will be appropriately prorated.

4.2    Additional Rent.
         Tenant agrees to pay Landlord, as Additional Rent, in the manner provided below for each Fiscal Year subsequent to the Base Year that contains any part of the Term, Tenant's Share of (i) the amount by which Expenses for such Fiscal Year exceed Expenses for the Base Year ("Additional Expenses"); and (ii) the amount by which Taxes for such Fiscal Year exceed Taxes for the Base Year ("Additional Taxes").

              (a) Estimated Payments. Prior to or as soon as practicable after the beginning of each Fiscal Year subsequent to the Base Year, Landlord will notify Tenant of Landlord's estimate of Tenant's Share of Additional Expenses and Additional Taxes for the ensuing Fiscal Year. On or before the first day of each month during the ensuing Fiscal Year, Tenant will pay to Landlord, in advance, 1/12 of such estimated amounts, provided that until such notice is given with respect to the ensuing Fiscal Year, Tenant will continue to pay on the basis of the prior Fiscal Year's estimate until the month after the month in which such notice is given. In the month Tenant first pays based on Landlord's new estimate, Tenant will pay to Landlord 1/12 of the difference between the new estimate and the prior year's estimate for each month which has elapsed since the beginning of the current Fiscal Year. If at any time or times it appears to Landlord that Tenant's Share of Additional Expenses or Tenant's Share of Additional Taxes for the then-current Fiscal Year will vary from Landlord's estimate by more than 5%, Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year will be based upon the revised estimate.

              (b) Annual Settlement. As soon as practicable after the close of each Fiscal Year subsequent to the Base Year, Landlord will deliver to Tenant its statement of Tenant's Share of Additional Expenses and Additional Taxes for such Fiscal Year. If on the basis of such statement Tenant owes an amount that is less than the estimated payments previously made by Tenant for such Fiscal Year, Landlord will either refund such excess amount to Tenant or credit such excess amount against the next payment(s), if any, due from

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

         Tenant to Landlord. If on the basis of such statement Tenant owes an amount that is more than the estimated payments previously made by Tenant for such Fiscal Year, Tenant will pay the deficiency to Landlord within 30 days after the delivery of such statement. If this Lease commences on a day other than the first day of a Fiscal Year or terminates on a day other than the last day of a Fiscal Year, Tenant's Share of Additional Expenses and Additional Taxes applicable to the Fiscal Year in which such commencement or termination occurs will be prorated on the basis of the number of days within such Fiscal Year that are within the Term.

              (c) Final Payment. Tenant's obligation to pay the Additional Rent and Landlord's obligation to refund or credit any overpayment of Additional Rent provided for in this Section 4.2 which is accrued but not paid for periods prior to the expiration or early termination of the Term will survive such expiration or early termination. Prior to or as soon as practicable after the expiration or early termination of the Term, Landlord may submit an invoice to Tenant stating Landlord's estimate of the amount by which Tenant's Share of Additional Expenses and Additional Taxes through the date of such expiration or early termination will exceed Tenant's estimated payments of Additional Rent for the Fiscal Year in which such expiration or termination has occurred or will occur. Tenant will pay the amount of any such excess to Landlord within 30 days after the date of Landlord's invoice.

4.3    Other Taxes.
         Tenant will reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes and taxes included in Taxes) whether or not now customary or within the contemplation of Landlord and Tenant: (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises: (b) upon or measured by Rent; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Premises; and
         (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it is not lawful for Tenant to reimburse Landlord, the Base Rent payable to Landlord under this Lease will be revised to yield to Landlord the same net rental after the imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

4.4    Terms Of Payment.
         All Base Rent, Additional Rent and other Rent will be paid to Landlord in lawful money of the United States of America, at Landlord's Building Address or to such other person or at such other place as Landlord may from time to time designate in writing, without notice or demand and without right of deduction, abatement or setoff, except as otherwise expressly provided in this Lease.

4.5    Interest on Late Payments.
         All amounts payable under this Lease by Tenant to Landlord, if not paid within 5 days of the date when due, will bear interest from the due date until paid at the lesser of the highest interest rate permitted by law or 5% in excess of the then-current Prime Rate.

4.6    Right To Accept Payments.
         No receipt by Landlord of an amount less than Tenant's full amount due will be deemed to be other than payment "on account", nor will any endorsement or statement on any check or any accompanying letter effect or evidence an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any right of Landlord. No payments by Tenant to Landlord after the expiration or other termination of the Term, or after the giving of any notice (other than a demand for payment of money) by Landlord to Tenant, will reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to such payment. After notice or commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums of Rent due under this Lease, and such receipt will not void any notice or in any manner affect any pending suit or any judgment obtained.

4.7    Tenant's Right to Audit.
         Landlord shall maintain complete and accurate books and records detailing all Expenses and Taxes for not less than the preceding one
         (1) year. Landlord may keep the books and records at the Building or at Landlord's regional office. Upon thirty (30) days written notice Tenant and/or its representatives (which

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

         shall be members of one of the "Big Five" accounting firms and shall not be compensated on a contingency fee basis for this audit) shall have the right, at Tenant's expense, to examine (but not to copy), and audit during normal business hours, Landlord's books and records pertaining to the Expenses and Taxes for the preceding year to enable Tenant to verify the accuracy thereof. Landlord shall reasonably cooperate with Tenant in any such examination. Any information reviewed by Tenant and/or its representatives shall be kept confidential and may only be disclosed as set forth in Section 26.10. If it is determined that the Expenses and Taxes reported by Landlord are in excess of one hundred five (105%) percent of the actual amount of Expenses and Taxes, then if (i) Landlord fails to dispute such finding, or (ii) Landlord agrees with such finding, or (iii) following a dispute of Tenant's audit by Landlord the reconciled audits still evidence that Tenant was overcharged by more than 5% as set forth above, then Tenant's reasonable actual costs of said audit shall be payable by Landlord on demand. Any overpayment by Tenant shall be credited to Tenant and any undercharge shall be paid by Tenant as soon as reasonably possible. Failure by Tenant to contest or dispute the allocation of Additional Rent within twelve (12) months of the date any statement for Additional Rent is submitted to Tenant (a) is deemed a waiver of the applicable audit or dispute right and any right to contest the Additional Rent charges (undercharges or overcharges) for the applicable Lease year;
         (b) is deemed acceptance of the Additional Rent charges as submitted to and reviewed by Tenant; and (c) CONSTITUTES FULL RELEASE OF LANDLORD BY TENANT FOR ANY OVERCHARGES of Additional Rent more than one year old. Such audit review by Tenant shall not postpone or alter the liability and obligation of Tenant to pay any amounts due under the Terms of the Lease, nor shall Tenant be entitled to conduct such an audit if Tenant is otherwise in default under this Lease. No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not occupying the Premises.

5.     CONDITION OF PREMISES.

         Subject to any provision of this Lease concerning the making of Leasehold Improvements by Landlord in the Premises (if any), by taking possession of the Premises hereunder, Tenant accepts the Premises as being in good order, condition and repair, and otherwise as is, where is and with all faults. Except as may be expressly set forth in this Lease, including Exhibit B, Tenant acknowledges that neither Landlord, nor any employee, agent or contractor of Landlord has made any representation or warranty concerning the Land, Building, Common Areas or Premises, or the suitability of either for the conduct of Tenant's business. The Premises do not include any areas above the finished ceiling or below the finished floor covering installed in the Premises or any other areas not shown on Exhibit A as being part of the Premises. Landlord reserves, for Landlord's exclusive use, any of the following (other than those installed for Tenant's exclusive use) that may be located in the Premises: janitor closets, stairways and stairwells; fan, mechanical, electrical, telephone and similar rooms; and elevator, pipe and other vertical shafts, flues and ducts. Notwithstanding what is set forth herein, Tenant may have the non-exclusive right to use the areas above the finished ceiling and below the finished floor for the running of cabling, may have non-exclusive use of the stairways and stairwells for emergency exits and may have non-exclusive use of the telephone rooms for connection to services provided Tenant clearly identifies any of its equipment located in any such telephone rooms.

6.     USE AND OCCUPANCY.

6.1    Use.

              (a) Tenant agrees to use and occupy the Premises only for the Use described in Section 1.1(e), or for such other purpose as Landlord expressly authorizes in writing.

              (b) The use of the Premises permitted under Section 6.1(a) shall not include, and Tenant shall not use, or permit the use of, the Premises or any part thereof for: (i) the offices or business of a governmental or quasi-governmental bureau, department or agency, foreign or domestic, including an autonomous governmental corporation or diplomatic or trade mission: or (ii) conduct or maintenance of any gambling or gaming activities or any political activities of any club activities, or a school or employment or placement agency.

6.2    Compliance.

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

              (a) Tenant agrees to use the Premises in a safe, careful and proper manner, and to comply with all Laws applicable to Tenant's use and occupancy of the Premises. If, (i) due to the nature or manner of any use or occupancy of the Premises by Tenant, other than as permitted in Subsection 1.1(e) or (ii) to a condition created by Tenant, or a breach of Tenant's obligations hereunder or the negligence of Tenant or its invitees, or (iii) the requirement of installation or modification of any gas, smoke or fire detector or alarm or any sprinkler or other system to prevent or extinguish fire or combustion or to promote fire safety, any improvements or alterations to the Premises or Building or changes in the services provided by Landlord according to Section 7 are required to comply with any Laws, or with requirements of Landlord's insurers, then Tenant will pay all costs of the required improvements, alterations or changes in services.

              (b) Landlord and Tenant agree that, during the Term, each will comply with all Laws governing, and all procedures established by Landlord for, the use, abatement, removal, storage, disposal or transport of any substances, chemicals or materials declared to be, or regulated as, hazardous or toxic under any applicable Laws ("Hazardous Substances") and any required or permitted alteration, repair, maintenance, restoration, removal or other work in or about the Premises, Building or Land that involves or affects any Hazardous Substances. Each party will indemnify and hold the other and the other's "Affiliates" (as defined in Section 13.1) harmless from and against any and all claims, costs and liabilities (including reasonable attorneys' fees) arising out of or in connection with any breach by such party of its covenants under this Section 6.2(b). The parties' obligations under this Section 6.2(b) will survive the expiration or early termination of the Term. Anything in this Lease to the contrary notwithstanding, in the event that any Hazardous Substance is discovered by Tenant within the Premises after the date of this Lease, Tenant shall promptly notify Landlord, and shall consult with Landlord concerning appropriate procedures to be followed. If the hazardous material was not introduced into the Premises by Tenant or its employees, agents or contractors, and if the hazardous material was introduced into the Premises by Landlord or anyone for whom Landlord is legally responsible, then Landlord shall, to the extent required by law, perform any necessary remedial work. If the hazardous material was introduced into the Premises by Tenant or its employees, agents or contractors, then Tenant shall to the extent required by law, at Tenant's sole cost and expense, perform any necessary remedial work. If the hazardous material was not introduced into the Premises by Tenant or its employees, agents or contractors, and if the hazardous material was introduced into the Premises by Landlord or anyone for whom Landlord is legally responsible, then during the period of the performance of such remedial work if Tenant is not, on a reasonable economic basis, able to, and does not, conduct its business at the Premises, then Tenant shall be allowed an abatement of all rent for the period commencing on the date that Tenant is not so able to, and does not so, conduct its business until Tenant's resumption of its business at the Premises.

              (c) The parties hereby agree that throughout the Term of this Lease, the Landlord shall be responsible for compliance with the Americans With Disabilities Act of 1990 and all regulations issued by the U.S. Attorney General or other authorized agencies under the authority of such Act ("ADA") in the Common Areas of the Building (including but not limited to elevators) except to the extent that any compliance is required due to the nature or manner of any use or occupancy of the Premises by Tenant other than general office use, or due to a condition created by Tenant, or a breach of Tenant's obligations hereunder of the negligence of Tenant or its invitees, and that Tenant shall be responsible for compliance with the ADA in the Premises. Tenant agrees that in the event it provides any plans or specifications for improvements, alterations or additions to the Premises pursuant to the terms and conditions of this Lease, Tenant shall be obligated to cause such plans to conform to all then applicable requirements of the ADA and shall otherwise cause them to be in accordance with the agreements contained in this Section 6.2(c) and Tenant shall notify Landlord of any particular requirements that Tenant may have to enable Landlord to meet its obligations under this Section 6.2(c). Landlord and Tenant covenant and agree to reimburse and indemnify each other for any expenses incurred by the indemnified party due to the indemnified party's failure to conform to the requirements of the ADA as agreed to in this Section 6.2(c), including, but not limited to, the cost of making any alterations, renovations or accommodations required by the ADA, or any governmental enforcement agency, or any court, any and all fines, civil penalties and damages awarded resulting from a violation of the ADA and all reasonable legal expenses incurred in defending such claims made under the ADA or in enforcing this indemnification, including, but not limited to, reasonable attorney's fees. Such indemnification shall survive the expiration or termination of this Lease.

6.3    Occupancy.
         Tenant will not do or permit anything which obstructs or interferes with other tenants' rights or with Landlord's providing Building services, or which injures or annoys other tenants. Tenant will not cause, maintain or permit any nuisance in or about the Premises and will keep the Premises free of debris, and anything of a dangerous, noxious, toxic or offensive nature or which could create a fire hazard or undue vibration, heat or noise. If any item of equipment, building material or other property brought into the Building by Tenant or on Tenant's request causes a dangerous, noxious, toxic or offensive effect including an environmental effect) and in Landlord's reasonable opinion such effect will not be permanent but will only be temporary and is able to be eliminated, then Tenant will not be required to remove such item, provided that Tenant promptly and diligently causes such effect to be eliminated, pays for all costs of elimination and indemnifies Landlord against all liabilities arising from such effect. Tenant will not make or permit any use of the Premises which may jeopardize any insurance coverage, increase the cost of insurance or require additional insurance coverage. If by reason of Tenant's failure to comply with the provisions of this Section 6.3(a) any insurance coverage is jeopardized, then Landlord will have the option to terminate this Lease or (b) insurance premiums are increased, then Landlord may require Tenant to immediately pay Landlord as Rent the amount of the increase in insurance premiums.

7.     SERVICES AND UTILITIES.

7.1    Landlord's Standard Services.
         During the Term, Landlord will operate and maintain the Building in compliance with all applicable Laws which are not the obligation of Tenant and according to those standards from time to time prevailing for first-class office buildings in the area in which the Building is located. Landlord will provide the following services according to such standards, the costs of which will be included in Expenses to the extent provided in Section 1.3(f):

              (a) repair, maintenance and replacement of all the exterior and structural elements of the Building including the exterior windows and the Common Areas and all general mechanical, plumbing and electrical systems installed in the Building, but excluding those portions of any mechanical, plumbing or electrical systems that exclusively serve the Premises such as (by means of illustration only) supplemental heating, ventilation and air-conditioning ("HVAC") systems, kitchen plumbing and equipment, wall plugs and switches ("Exclusive Systems").

              (b) heating and air-conditioning the Premises and Common Areas during Business Hours, at temperatures and in amounts as may be reasonably required for comfortable use and occupancy under normal business operations with "Customary Office Equipment" subject to compliance with all applicable voluntary and mandatory regulations and laws (as used in this Lease, "Customary Office Equipment" will include typewriters, calculators, dictation recorders, desk top personal computers, small reproduction machines and similar devices and equipment; but will not include any machines, devices or equipment that adversely affect the temperature otherwise maintained in the Premises such as, e.g., data processing or heavy-duty computer or reproduction equipment). If Tenant requires heating or air-conditioning for the Premises outside Business Hours, Landlord will furnish the same for the hours specified in a request from Tenant (which request will be made at the time and in the manner reasonably designated by Landlord for such requests from time to time), and for this service Tenant will pay Landlord, within 10 days after the date of Landlord's invoice, the hourly rate reasonably determined by Landlord from time to time;

              (c) hot and cold water for small kitchens, hot and cold water for washrooms and water for drinking fountains (excluding water for air conditioning units for exclusive use by Tenant);

              (d) janitorial services to the Premises and Building Common Areas, exclusive of Holidays, substantially according to the standards described on Exhibit E;

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

              (e) passenger elevators for access to and from the floor(s) on which the Premises are located;

              (f) toilet facilities, including necessary washroom supplies sufficient for Tenant's normal use;

              (g) electric lighting for all Common Areas that require electric light during the day or are open at night, including replacement of tubes and ballasts in lighting fixtures; and

              (h) replacement of tubes and ballasts in those Building standard lighting fixtures installed in the Premises.

7.2    Separate Utility Services.
         In addition to the standard services provided according to Section 7.1, Landlord will furnish the following "Separate Utilities" to the extent they are currently available within the Premises using existing Building equipment: electricity for Tenant's use in the Premises so long as such use shall not exceed a connected load of four (4) watts per rentable square feet in the Premises inclusive of Building standard lighting and HVAC: and any air conditioning or ventilating equipment serving the Premises; water for air conditioning; and gas. Tenant will pay separately for the costs of all Separate Utilities consumed within the Premises (and such costs will not be included in Expenses). Except when Tenant pays the utility company directly, Tenant will pay Landlord for the costs of Separate Utilities consumed within the Premises. Landlord will invoice Tenant from time to time for such costs, which will be deemed Rent under this Lease, and Tenant will pay the same within 30 days after the date of Landlord's invoice. For the costs of all Separate Utilities so payable by Tenant to Landlord, Landlord will charge Tenant (a) by metering at applicable rates, where meters exist or are installed at Landlord's discretion, including all service and meter-reading charges; and/or (b) by use and engineering surveys identifying all costs relating to consumption of Separate Utilities (including, without limitation, survey costs, labor, utility rates and Landlord's administrative fee to the extent allowed by applicable
         Laws). For purposes of this Section 7.2, from time to time during the Term Landlord may enter the Premises to install, maintain, replace or read meters for Separate Utilities and/or to evaluate Tenant's consumption of and demand for Separate Utilities.

7.3    Additional Services.

              (a) If Tenant requires electric current, water or any other energy in excess of the amounts provided by Landlord according to Sections 7.1 and 7.2, such excess electric, water or other energy requirements will be supplied only with Landlord's consent, which consent will not be unreasonably withheld, delayed or conditioned. If Landlord grants such consent, Tenant will pay all costs of meter service and installation of facilities or professional services necessary to measure and/or furnish the required excess capacity. Tenant will also pay the entire cost at the prevailing rate of such additional electricity, water or other energy so required.

              (b) If Tenant installs any machines, equipment or devices in the Premises that do not constitute Customary Office Equipment and such machines, equipment or devices cause the temperature in any part of the Premises to exceed the temperature the Building's mechanical system would be able to maintain in the Premises were it not for such machines, equipment or devices, then Landlord reserves the right to require Tenant to install supplementary Landlord approved air conditioning units in the Premises, and Tenant will pay all costs of installing, operating and maintaining such supplementary units.

              (c) If Tenant requires any janitorial or cleaning services in excess of the amounts provided by Landlord according to section 7.1 (such as cleaning services beyond normal office janitorial services for areas such as kitchens, computer rooms medical or dental examination rooms or other special use areas), Landlord will provide such excess services to Tenant within a reasonable period after Tenant's request made to Landlord's Building manager ("Property Manager"), provided that such excess services are available from Landlord's regular janitorial or cleaning contractor. Tenant will pay the cost of such excess services at prevailing rates. Landlord will also provide, within a reasonable period after Tenant's request made to the Property Manager, at Tenant's cost and to the extent available to Landlord, replacement of bulbs, tubes or ballasts in any non-Building standard lighting fixtures in the Premises.

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

              (d) Tenant will pay as Rent, within 30 days after the date of Landlord's invoice, all costs which may become payable by Tenant to Landlord under this Section 7.3.

7.4    Interruption Of Services.
         If any of the services provided for in this Section 7 are interrupted or stopped, Landlord will use due diligence to resume the service; provided, however, no irregularity or stoppage of any of these services will create any liability for Landlord (including, without limitation, any liability for damages to Tenant's personal property caused by any such irregularity or stoppage), constitute an actual or constructive eviction or, except as expressly provided below, cause any abatement of the Rent payable under this Lease or in any manner or for any purpose relieve Tenant from any of its obligations under this Lease. If, due to reasons within Landlord's reasonable control, any of the services required to be provided by Landlord under this Section 7 should become unavailable and should remain unavailable for a period in excess of 60 hours after notice of such unavailability from Tenant to Landlord, and if such unavailability should render all or any portion of the Premises where Tenant is actually unable to use any or all of the Premises for the normal conduct of its business ("Untenantable"), then commencing upon the expiration of such 60-hour period, Tenant's Rent will equitably abate in proportion to the portion of the Premises so rendered Untenantable for so long as such services remain unavailable for such reasons. Without limiting those reasons for an irregularity or stoppage of services that may be beyond Landlord's control, any such irregularity or stoppage that is required in order to comply with any Laws will be deemed caused by a reason beyond Landlord's control.


8.     REPAIRS.

8.1    Repairs Within The Premises.
         Subject to the terms of Sections 6, 7.1(a), 12 and 14, and except to the extent Landlord is required or elects to perform or pay for certain maintenance or repairs according to those sections, Tenant will, at Tenant's own expense: (a) at all times during the Term, maintain the Premises, all fixtures and equipment in the Premises and those portions of any plumbing or electrical systems that exclusively serve the Premises in good order and repair and in a condition that complies with all applicable Laws; and (b) promptly and adequately repair all damage to the Premises and replace or repair all of such fixtures, equipment and portions of the plumbing or electrical systems that are damaged or broken, all under the supervision and subject to the prior reasonable approval of Landlord. All work done by Tenant or its contractors (which contractors will be subject to Landlord's reasonable approval) will be done in a first-class workmanlike manner using only grades of materials at least equal in quality to Building standard materials and will comply with all insurance requirements and all applicable Laws.

8.2    Failure To Maintain Premises.
         If Tenant fails to perform any of its obligations under Section 8.1, then Landlord may perform such obligations and Tenant will pay as Rent to Landlord the cost of such performance, including an amount sufficient to reimburse Landlord for overhead and supervision, within 30 days after the date of Landlord's invoice. For purpose of performing such obligations, or to inspect the Premises, Landlord may enter the Premises upon not less than 10 days' prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry, provided that Landlord will take reasonable steps in connection with such entry to minimize any disruption to Tenant's business or its use of the Premises.

8.3    Notice Of Damage.
         Tenant will notify Landlord promptly after Tenant learns of (a) any fire or other casualty in the Premises; (b) any damage to or defect in the Premises, including the fixtures and equipment in the Premises, for the repair of which Landlord might be responsible; and (c) any damage to or defect in any parts of appurtenances of the Building's sanitary, electrical heating, air conditioning, elevator or other systems located in or passing through the Premises.

9.     ALTERATIONS.

9.1    Alterations By Tenant.

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

         Tenant may from time to time at its own expense make changes, additions and improvements to the Premises (individually or collectively referred to as "Alterations") to better adapt the same to its business, provided that any such Alterations (a) will comply with all applicable Laws; (b) will be made only with the prior written consent of Landlord, which consent will not be unreasonably withheld, delayed or conditioned; (c) will equal or exceed Building standard; (d) will be carried out only by persons selected by Tenant and reasonably approved in writing by Landlord, who will if required by Landlord deliver to Landlord before commencement of the work performance and payment bonds; (e) do not exceed or adversely affect the capacity, maintenance, operating cost or integrity of the Building's structure or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications or other systems; (f) is approved by the holder of any Encumbrance; (g) does not violate any agreement which affects the Building or binds Landlord; and (h) does not alter the exterior of the Building in any way. Tenant will maintain, or will cause the persons performing any such work to maintain, worker's compensation insurance and public liability and property damage insurance (with Landlord named as an additional insured), in amounts, with companies and in a form reasonably satisfactory to Landlord, which insurance will remain in effect during the entire period in which the work will be carried out. If requested by Landlord, Tenant will deliver to Landlord proof of all such insurance. Tenant will promptly pay, when due, the cost of all such work and, upon completion, Tenant will deliver to Landlord, to the extent not previously received by Landlord, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall pay the Construction Administration Fee on all Alterations. Tenant will also pay any increase in property taxes on, or fire or casualty insurance premiums for, the Building attributable to such Alterations and the cost of any modifications to the Building outside the Premises that are required to be made in order to make the Alterations to the Premises. Tenant, at its expense, will have promptly prepared and submitted to Landlord reproducible as-built CAD plans of any such Alterations upon their completion. All Alterations to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant will, without compensation to Tenant, become Landlord's property upon installation. If at the time Landlord consents to their installation, Landlord requests or approves the removal by Tenant of any such Alterations upon termination of this Lease, Tenant will remove the same upon termination of this Lease as provided in Section 3.4. All other Alterations will remain Landlord's property upon termination of this Lease and will be relinquished to Landlord in good condition, ordinary wear and tear excepted.

9.2    Alterations By Landlord.
         Landlord may from time to time make repairs, changes, additions and improvements to the Building, Common Areas and those Building systems necessary to provide the services described in Section 7, and for such purposes Landlord may enter the Premises upon not less than 10 days' prior notice to Tenant (except in cases of actual or suspected emergency, in which case no prior notice will be required) without liability to Tenant for any loss or damage incurred as a result of such entry, provided that in doing so Landlord will not disturb or interfere with Tenant's use of the Premises and operation of its business any more than is reasonably necessary in the circumstances and will repair any damage to the Premises caused by such entry. No permanent change, addition or improvement made by Landlord will materially impair access to the Premises.


10.    LIENS.

         Tenant agrees to pay before delinquency all costs for work, services or materials furnished to Tenant for the Premises, the nonpayment of which could result in any lien against the Land or Building. Tenant will keep title to the Land and Building free and clear of any such lien. Tenant will immediately notify Landlord of the filing of any such lien or any pending claims or proceedings relating to any such lien and will indemnify and hold Landlord harmless from and against all loss, damages and expenses (including reasonable attorneys' fees) suffered or incurred by Landlord as a result of such lien, claims and proceedings. In case any such lien attaches, Tenant agrees to cause it to be released and removed of record as soon as possible, but no later than thirty (30) days (failing which Landlord may do so at Tenant's sole expense), unless Tenant has a good faith dispute as to such lien in which case Tenant may contest such lien by appropriate proceedings so long as Tenant deposits with Landlord a bond or other security in an amount reasonably acceptable to Landlord which may be used by Landlord to release such lien. Upon final determination of any permitted contest, Tenant will immediately pay any judgment rendered and cause the lien to be released.

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11.    INSURANCE.

11.1   Landlord's Insurance.
         During the Term, Landlord will provide and keep in force the following insurance:

              (a) commercial general liability insurance relating to Landlord's operation of the Building, for personal and bodily injury and death, and damage to others' property; and

              (b) all risk or fire insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) relating to the Land and Building (but excluding Tenant's fixtures, furnishings, equipment, personal property, documents, files, inventory, stock-in-trade and work products and all leasehold improvements in the Premises); and

              (c) loss of rental income insurance or loss of insurable gross profits commonly insured against by prudent landlords; and

              (d) such other insurance (including boiler and machinery insurance) as Landlord reasonably elects to obtain or any Building mortgagee requires.

         Insurance effected by Landlord under this Section 11.1 will be in amounts which Landlord from time to time commercially reasonably determines sufficient or any Building mortgagee requires; will be subject to such deductibles and exclusions as Landlord reasonably determines; will, in the case of insurance under Sections 11.1 (b), (c) and (d), permit the release of Tenant from certain liability under
         Section 13.1 (as long as such permission can be obtained without material additional cost and without rendering void the protection afforded by the policy); and will otherwise be on such terms and conditions as Landlord from time to time reasonably determines sufficient. Tenant acknowledges that Landlord's loss of rental income insurance policy provides that payments by the insurer may be limited to a period of one year following the date of any damage or destruction and that no insurance proceeds will be payable in the case of damage or destruction caused by an occurrence not included in the policies described in Sections 11.1(b), (c) and (d).

11.2   Tenant's Insurance.
         During the term, Tenant will provide and keep in force the following insurance:

              (a) commercial general liability insurance relating to Tenant's business (carried on, in or from the Premises) and Tenant's use and occupancy, for personal and bodily injury and death, and damage to others' property, with limits of not less than the Liability Insurance Amount for any one accident or occurrence; and

              (b) all risk or fire insurance (including standard extended endorsement perils, leakage from fire protective devices and other water damage) relating to Tenant's fixtures, furnishings, equipment, documents, files, work products, inventory, stock-in-trade and all leasehold improvements in the Premises on a full replacement cost basis in amounts sufficient to prevent Tenant from becoming a co-insurer and subject only to commercially reasonable deductibles and exclusions as Landlord may reasonably approve; and

              (c) if any boiler or machinery is operated in the Premises, boiler and machinery insurance;and

              (d) business interruption insurance with a minimum limit equal to Tenant's annual rental expense;

              (e) workers' compensation insurance with limits as statutory defined in the State of Ohio;

              (f) employers liability insurance with limits not less than $1,000,000; and

              (g) commercial automobile liability insurance with a combined single limit of not less than $1,000,000 for each accident and/or each person, covering all owned, hired, and non-owned vehicles.

         Landlord and the holder of any Encumbrance will be named as an additional insureds in the policy described in Section 11.2(a), which will include cross liability and severability of interests clauses and will be on an "occurrence" (and not a "claims made") form. Landlord and the holder of any Encumbrance will be named as a loss payee, as its interest may appear, in the policies described in Sections 11.2(b) and
         (c), and such policies will permit the release of Landlord and the holder of any Encumbrance from certain liability under Section 13.2. Tenant's insurance policies will otherwise be upon such terms and conditions as Landlord from time to time reasonably requires. Tenant will file with Landlord, on or before the Commencement Date and at least 10 days before the expiration date of expiring policies, such copies of either, an insurance binder (countersigned by the insurer), Evidence of Insurance (in form Accord 27) or a binding certificate, or other proofs, as may be reasonably required to establish Tenant's insurance coverage in effect from time to time and payment of premiums. If Tenant fails to insure or pay premiums, or to file satisfactory proof as required, Landlord may, upon a minimum of 24-hours' notice, effect such insurance and recover from Tenant on demand any premiums paid.


12.    DAMAGE OR DESTRUCTION.

12.1   Termination Options.
         If the Premises or the Building are damaged by fire or other casualty Landlord will, promptly after learning of such damage, notify Tenant in writing of the time necessary to repair or restore such damage, as estimated by Landlord's architect, engineer or contractor. If such estimate states that repair or restoration of all of such damage that was caused to the Premises or to any other portion of the Building necessary for Tenant's occupancy cannot be completed within 180 days from the date of such damage (or within 30 days from the date of such damage if such damage occurred within the last 12 months of the Term), then Tenant will have the option to terminate this Lease. If such estimate states that repair or restoration of all such damage that was caused to the Building cannot be completed within 180 days from the date of such damage, or if such damage occurred within the last 12 months of the Term and such estimate states that repair or restoration of all such damage that was caused to the Premises or to any other portion of the Building necessary for Tenant's occupancy cannot be completed within 30 days from the date of such damage, or if such damage is not insured against by the insurance policies required to be maintained by Landlord according to Section 11.1, then Landlord will have the option to terminate this Lease. Any option to terminate granted above must be exercised by written notice to the other party given within 10 days after Landlord delivers to Tenant the notice of estimated repair time. If either party exercises its option to terminate this Lease, the Term will expire and this Lease will terminate 10 days after notice of termination is delivered; provided, however, that Rent for the period commencing on the date of such damage until the date this Lease terminates will be reduced to the reasonable value of any use or occupation of the Premises by Tenant during such period and Landlord will be entitled to all proceeds of the insurance policy described in Section 11.2(b) applicable to any damaged leasehold improvements in the Premises.

12.2   Repair Obligations.
         If the Premises or the Building are damaged by fire or other casualty and neither party terminates this Lease according to Section 12.1, then Landlord will repair and restore such damage with reasonable promptness, subject to delays for insurance adjustments and delays caused by matters beyond Landlord's control. Landlord will have no liability to Tenant and Tenant will not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the estimated time period, provided that Landlord promptly commences and diligently pursues such repairs and restoration to completion. In no event will Landlord be obligated to repair, restore or replace any of the property required to be insured by Tenant according to Section 11.2; Tenant agrees to repair, restore or replace such property as soon as possible after the date of damage, to at least the condition existing prior to its damage, using materials at least equal to Building standard. However, in connection with its repair and restoration of such damage, Landlord may, at its option, elect to repair and restore the damage, if any, caused to any or all of the leasehold improvements required to be insured by Tenant according to
         Section 11.2(b). If Landlord makes such election, Landlord will be entitled to all proceeds of the insurance policy described in Section 11.2(b) applicable to the leasehold improvements Landlord so elects to repair or restore.

12.3   Rent Abatement.

         If any fire or casualty damage renders the Premises untenantable and if this Lease is not terminated according to Section 12.1, then Rent will abate beginning on the date of such damage. Such abatement will end on the date Landlord has substantially completed the repairs and restoration Landlord is required to perform according to Section 12.2. Such abatement will be in an amount bearing the same ratio to the total amount of Rent for such period as the untenantable portion of the Premises bears to the entire Premises. In no event will Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage caused by fire or other casualty or the repair of such damage, provided however that, to the extent Tenant remains in possession of a portion of the Premises, Landlord will take all reasonable steps to minimize the disruption to Tenant's business and use of such portion of the Premises during the period of repair.


13.    WAIVERS AND INDEMNITIES.

13.1   Landlord's Waivers.
         As used in this Section 13, a party's "Affiliates" means that party's parent, subsidiary and affiliated corporations and its and their partners, ventures, directors, officers, shareholders, agents, servants and employees. Tenant and its Affiliates will not be liable or in any way responsible to Landlord for, and Landlord waives all claims against Tenant and its Affiliates for, any loss, injury or damage that is insured or required to be insured by Landlord under Sections 11.1(b),
         (c) or (d), so long as such loss, injury or damage results from or in connection with this Lease or Tenant's use and occupancy of the Premises. Landlord's waivers under this Section 13.1 will survive the expiration or early termination of the Term.

13.2   Tenant's Waivers.
         Except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Landlord, its Affiliates and the holder of any Encumbrance will not be liable or in any way responsible for, and Tenant waives all claims against Landlord, its Affiliates and the holder of any Encumbrance for any loss, injury or damage suffered by Tenant or others relating to (a) loss or theft of, or damage to, property of Tenant or others; (b) injury or damage to persons or property resulting from fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain or snow, or leaks from any part of the Building or from any pipes, appliances or plumbing, or from dampness; or (c) damage caused by other tenants, occupants or persons in the Premises or other premises in the Building, or caused by the public or by construction of any private or public work. Landlord, its Affiliates and the holder of any Encumbrance will not be liable or in any way responsible to Tenant for, and Tenant waives all claims against Landlord, its Affiliates and the holder of any Encumbrance for, any loss, injury or damage that is insured or required to be insured by Tenant under Sections 11.2(b) or (c), so long as such loss, injury or damage results from or in connection with this Lease or Landlord's operation of the Building. Tenant's waivers under this Section 13.2 will survive the expiration or early termination of the Term.

13.3   Landlord's Indemnity.
         Subject to Section 7.4 and 13.2 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Tenant or anyone for whom Tenant is legally responsible, Landlord will indemnify and hold Tenant harmless from and against any and all liability, loss, claims, demand, damages or expenses (including reasonable attorneys' fees) due to or arising out of any willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible. Landlord's obligations under this Section 13.3 will survive the expiration or early termination of the Term.

13.4   Tenant's Indemnity.
         Subject to Section 13.1 and except to the extent caused by the willful or negligent act or omission or breach of this Lease by Landlord or anyone for whom Landlord is legally responsible, Tenant will indemnify and hold Landlord and the holder of any Encumbrance harmless from and against any and all liability, loss, claims, demands, damages or expenses (including reasonable attorneys' fees) due to or arising out of any accident or occurrence on or about the Premises (including, without limitation, accidents or occurrences resulting in injury, death, property damage or theft) or any willful or negligent act or omission of or breach of this Lease by Tenant or anyone for whom Tenant is legally responsible. Tenant's obligations under this Section 13.4 will survive the expiration or early termination of the Term.

14.    CONDEMNATION.

14.1   Full Taking.
         If all or substantially all of the Building or Premises are taken for any public or quasi-public use under any applicable Laws or by right of eminent domain, or are sold to the condemning authority in lieu of condemnation, then this Lease will terminate as of the date the earlier of when the condemning authority takes physical possession of or title to the Building or Premises.

14.2   Partial Taking.

              (a) Landlord's Termination of Lease. If only part of the Building or Premises is thus taken or sold, and if after such partial taking, in Landlord's reasonable judgment, alteration or reconstruction is not economically justified, then Landlord (whether or not the Premises are affected) may terminate this Lease by giving written notice to Tenant within 60 days after the taking.

              (b) Tenant's Termination. If over 20% of the Premises is thus taken or sold and Landlord is unable to provide Tenant with comparable replacement premises in the Building, Tenant may terminate this Lease if in Tenant's reasonable judgment the Premises cannot be operated by Tenant in an economically viable fashion because of such partial taking. Such termination by Tenant must be exercised by written notice to Landlord given not later than 60 days after Tenant is notified of the taking of the Premises.

              (c) Effective Date of Termination. Termination by Landlord or Tenant will be effective as of the date when physical possession of the applicable portion of the Building or Premises is taken by condemning authority.

              (d) Election to Continue Lease. If neither Landlord nor Tenant elects to terminate this Lease upon a partial taking of a portion of the Premises, the Rent payable under this Lease will be diminished by an amount allocable to the portion of the Premises which was so taken or sold. If this Lease is not terminated upon a partial taking of the Building or Premises, Landlord will, at Landlord's sole expense, promptly restore and reconstruct the Building and Premises to substantially their former condition to the extent the same is feasible. However, Landlord will not be required to spend for such restoration or reconstruction an amount in excess of the net amount received by Landlord as compensation or damages for the part of the Building or Premises so taken.

14.3   Awards.
         As between the parties to this Lease, Landlord will be entitled to receive, and Tenant assigns to Landlord, all of the compensation awarded upon taking of any part or all of the Building or Premises, including any award for the value of the unexpired Term. However, Tenant may assert a claim in a separate proceeding against the condemning authority for any damages resulting from the taking of Tenant's trade fixtures or personal property, or for moving expenses, business relocation expenses or damages to Tenant's business incurred as a result of such condemnation.


15.    ASSIGNMENT AND SUBLETTING.

15.1   Limitation.
         Without Landlord's prior written consent, Tenant will not assign all or any of its interest under this Lease, sublet all or any part of the Premises or permit the Premises to be used by any parties other than Tenant and its employees. Notwithstanding what is set forth herein, Tenant expressly covenants and agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment for such use, occupancy or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

15.2   Notice Of Proposed Transfer; Landlord's Options.
         If Tenant desires to enter into any assignment of this Lease or a sublease of all or any part of the Premises, Tenant will first give Landlord written notice of the proposed assignment or sublease, which notice will contain the name and address of the proposed transferee, the proposed use of the Premises, statements reflecting the proposed transferee's current financial condition and income and expenses for the past 2 years, and the principal terms of the proposed assignment or sublease. Except in the case of any transfer permitted under Section 15.7, Landlord will have the option, which must be exercised, if at all, by notice given to Tenant within 10 days after Landlord's receipt of Tenant's notice of the proposed transfer, either (i) if Tenant's notice relates to a subletting, to sublet from Tenant such space as is described in the notice for such portion of the Term as is described in the notice, upon the same terms and conditions and for the same Rent (apportioned, as appropriate, to the amount of such space) as provided in this Lease; or (ii) if such notice relates to an assignment, to become Tenant's assignee.

15.3   Consent Not To Be Unreasonably Withheld.
         If Landlord does not exercise its applicable option under Section 15.2, then Landlord will not unreasonably withhold or delay its consent to the proposed assignment or subletting if each of the following conditions is satisfied:

              (a) the proposed transferee, in Landlord's reasonable opinion, has sufficient financial capacity and business experience to perform Tenant's obligations under this Lease; and

              (b) the proposed transferee will make use of the Premises which in Landlord's reasonable opinion (i) is lawful, (ii) is consistent with the permitted use of the Premises under this Lease, (iii) is consistent with the general character of business carried on by tenants of a first-class office building, (iv) does not conflict with any exclusive rights or covenants not to compete in favor of any other tenant or proposed tenant of the Building, (v) will not increase the likelihood of damage or destruction to the Building, (vi) will not cause an increase in insurance premiums for insurance policies applicable to the Building, and (viii) will not require new tenant improvements incompatible with then-existing Building systems and components; and

              (c) the proposed transferee does not have a poor business reputation or reputation as being an undesirable tenant in the general business community; and

              (d) the proposed transferee, at the time of the proposed transfer, is neither a tenant in any building owned or managed by Landlord or any affiliate of Landlord in the same city in which the Building is located, nor a party with whom Landlord is then negotiating for the lease of space in the Building; and

              (e) if the proposed transfer is a sublease, the rent which the proposed transferee will be required to pay will be equal to at least 90% of the then-current market rent for the portion of the Premises being sublet; and

              (f) at the time of the proposed transfer no "Default" (as defined in Section 20.1) exists under this Lease.

15.4   Form Of Transfer.
         If Landlord consents to a proposed assignment or sublease, Landlord's consent will not be effective unless and until Tenant delivers to Landlord an original duly executed assignment or sublease, as the case may be, that provides, in the case of a sublease, that the subtenant will comply with all applicable terms and conditions of this Lease, and, in the case of an assignment, an assumption by the assignee of all of the terms, covenants and conditions which this Lease requires Tenant to perform.


15.5   Payments To Landlord.

         If landlord does not exercise its applicable option under section 15.2 and tenant effects an assignment or sublease, then Landlord will be entitled to receive and collect, either from Tenant or directly from the transferee, 50% of the amount by which the consideration required to be paid by the transferee for the use and enjoyment of Tenant's rights under this Lease (after deducting from such consideration Tenant's reasonable costs incurred in effecting the assignment or sublease) exceeds the Rent payable by Tenant to Landlord allocable to the transferred space. Such percentage of such amount will be payable to Landlord at the time(s) Tenant receives the same from its transferee (whether in monthly installments, in a lump sum, or otherwise).

15.6   Change Of Ownership.
         Any change by Tenant in the form of its legal organization (such as, for example, a change from a general to a limited partnership), any transfer of 51% or more of Tenant's assets, and any other transfer of interest effecting a change in identity of persons exercising effective control of Tenant will be deemed an "assignment" of this Lease requiring Landlord's prior written consent. The transfer of any outstanding capital stock of a corporation whose stock is publicly-traded will not, however, be deemed a "transfer of interest" under this Section 15.6.

15.7   Permitted Transfers.
         Tenant may, upon notice to Landlord, but without obtaining Landlord's consent, assign this Lease or sublease all or any part of the Premises to (a) any corporation which controls, is controlled by, or is under common control with Tenant, (b) any corporation resulting from the merger or consolidation of Tenant, or (c) any person or entity which acquires all of the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that such transferee assumes in full the obligations of Tenant under the Lease ("Permitted Transferee"). Notwithstanding the foregoing, Tenant's right to assign or sublet without Landlord's consent is conditioned upon (x) the transferee having a net worth, as reflected by audited financial statements, equal to or greater than that of Tenant as of the date of this Lease and (y) the transferee not being engaged in a business that violates the provisions of any existing leases governing in the Building.

 15.8   Effect Of Transfers.
         No subletting or assignment will release Tenant from any of its obligations under this Lease unless Landlord agrees to the contrary in writing. Acceptance of Rent by Landlord from any person other than Tenant will not be deemed a waiver by Landlord of any provision of this
         Section 15. Consent to one assignment or subletting will not be deemed a consent to any subsequent assignment or subletting. In the event of any default by any assignee or subtenant or any successor of Tenant in the performance of any Lease obligation, Landlord may proceed directly against Tenant without exhausting remedies against such assignee, subtenant or successor. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord will not work a merger and will, at Landlord's option, terminate all or any subleases or operate as an assignment to Landlord of all or any subleases; such option will be exercised by notice to Tenant and all known subtenants in the Premises. If Landlord shall choose to take an assignment of a sublease then the subtenant shall be bound to Landlord for the balance of the Term thereof and shall attorn directly to Landlord under all of the executory terms of the sublease except that Landlord shall not (a) be liable for any previous act, omission or negligence of Tenant, (b) be subject to any counterclaim, defense or offset not expressly provided for in the sublease and accruing against Tenant, (c) be bound by any previous modification or amendment of the sublease made without Landlord's consent or by any previous prepayment of more than one month's Rent, or
         (d) be obligated to perform any repairs or other work beyond Landlord's obligation under this Lease. Each subtenant shall execute and deliver such instruments as Landlord may reasonably request to evidence said attornment.

15.9   Approved License.
         Tenant has requested and Landlord consents, subject to the terms of this Lease, to Tenant subleasing a portion of the Premises consisting of approximately 700 rentable square feet on the conditions and ,for the sole purpose cited in the License Agreement attached as Exhibit G ("License").

16.    PERSONAL PROPERTY.

16.1   Installation And Removal.
         Tenant may install in the Premises its personal property (including Tenant's usual trade fixtures) in a proper manner, provided that no such installation will interfere with or damage the mechanical, plumbing or electrical systems or the structure of the Building, and provided further that if such installation would require any change, addition or improvement to the Premises, such installation will be subject to Section 9.1. If no Default then exists, any such personal property installed in the Premises by Tenant (a) may be removed from the Premises from time to time in the ordinary course of Tenant's business or in the course of making any changes, additions or improvements to the Premises permitted under Section 9.1, and (b) will be removed by Tenant at the end of the Term according to Section 3.4. Tenant will promptly repair at its expense any damage to the Building resulting from such installation or removal.

16.2   Responsibility.
         Tenant will be solely responsible for all costs and expenses related to personal property used or stored in the Premises. Tenant will pay any taxes or other governmental impositions levied upon or assessed against such personal property, or upon Tenant for the ownership or use of such personal property, on or before the due date for payment. Such personal property taxes or impositions are not included in Taxes.

16.3   Landlord's Lien.
         In addition to any statutory landlord's lien and in order to secure payment of all Rent becoming due from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of Tenant's failure to perform any of its obligations under this Lease, Tenant grants to Landlord a security interest in and an express contractual lien upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant now or later situated on the Premises and all proceeds thereof. Tenant's personal property may not be removed from the Premises without Landlord's consent at any time a Default exists or, except as provided in Section 16.1, until all of Tenant's obligations under this lease have been fully complied with and performed. Upon the occurrence of a Default, in addition to any other available remedies, Landlord will have all the rights of a secured party under the Ohio Uniform Commercial Code with respect to the property covered by such security interest. Upon Landlord's request, Tenant agrees to execute and deliver to Landlord such financing statements as may be required to perfect such security interest. Notwithstanding the foregoing, Landlord shall, upon written request by Tenant, subordinate Landlord's interest to any bona fide lending institution or to any purchase money security interest or lease on any personal property.


17.    ESTOPPEL CERTIFICATES.

         Promptly upon Landlord's request after Tenant has occupied the Premises, Tenant will execute and deliver to Landlord an Occupancy Estoppel Certificate in the form of Exhibit C. In addition, Tenant agrees that at any time and from time to time (but on not less than 15 days' prior request by Landlord), Tenant will execute, acknowledge and deliver to Landlord a certificate indicating any or all of the following: (a) the Commencement Date and Expiration Date; (b) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification); (c) the date, if any, through which Base Rent, Additional Rent and any other Rent payable have been paid; (d) that no default by Landlord, to the best of Tenant's knowledge, or Tenant exists which has not been cured, except as to defaults stated in such certificate; (e) provided such events have occurred, that Tenant has accepted the Premises and that all improvements required to be made to the Premises by Landlord have been completed according to this Lease; (f) that, except as specifically stated in such certificate, Tenant, and only Tenant, currently occupies the Premises; and (g) such other matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building.

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18.    TRANSFER OF LANDLORD'S INTEREST.

18.1   Sale, Conveyance And Assignment.
         Nothing in this Lease will restrict Landlord's right to sell, convey, assign or otherwise deal with the Building or Landlord's interest under this Lease.


18.2   Effect Of Sale, Conveyance Or Assignment.
         A sale, conveyance or assignment of the Building will automatically release Landlord from liability under this Lease from and after the effective date of the transfer, except for any liability relating to the period prior to such effective date; and Tenant will look solely to Landlord's transferee for performance of Landlord's obligations relating to the period after such effective date. This Lease will not be affected by any such sale, conveyance or assignment and Tenant will attorn to Landlord's transferee.

18.3   Subordination And Nondisturbance.
         This Lease is and will be subject and subordinate in all respects to any ground lease, mortgage or deed of trust now or later encumbering the Building, and to all their renewals, modifications, supplements, consolidations and replacements (an "Encumbrance"). With respect to any Encumbrance first encumbering the Building subsequent to the Date of this Lease, this Lease will be automatically subordinate to such Encumbrance provided that the holder of such Encumbrance agrees (either in the Encumbrance or in a separate agreement with Tenant) that so long as Tenant is not in default of its obligations under this Lease, this Lease will not be terminated and Tenant's possession of the Premises will not be disturbed by the termination or foreclosure, or proceedings for enforcement, of such Encumbrance. Tenant agrees, upon request by and without cost to Landlord or any successor in interest, to promptly execute and deliver to Landlord or the holder of an Encumbrance such instrument(s) as may be reasonably required to evidence such subordination. In the alternative, however, the holder of an Encumbrance may unilaterally elect to subordinate such Encumbrance to this Lease.

18.4   Attornment.
         If the interest of Landlord is transferred to any person (a "Successor Landlord") by reason of the termination or foreclosure, or proceedings for enforcement, of an Encumbrance, or by delivery of a deed in lieu of such foreclosure or proceedings, Tenant will immediately and automatically attorn to the Successor Landlord. Upon attornment this Lease will continue in full force and effect as a direct lease between the Successor Landlord and Tenant, upon all of the same terms, conditions and covenants as stated in this Lease except that a Successor Landlord shall not be (a) liable for any previous act or omission or negligence of Landlord under this Lease, (b) subject to any counterclaim defense or offset not expressly provided for in this Lease and asserted with reasonable promptness, which therefore shall have accrued to Tenant against Landlord, (c) bound by any previous modification or amendment of this Lease or by any previous prepayment of more than one month's rent, unless such modification or prepayment shall have been approved in writing by the holder of any Encumbrance through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease or (d) obligated to perform any repairs or other work beyond Landlord's obligations under this Lease. Tenant agrees, upon request by and without cost to the Successor Landlord, to promptly execute and deliver to the Successor Landlord such instrument(s) as may be reasonably required to evidence such attornment.


19.    RULES AND REGULATIONS.

         Tenant agrees to faithfully observe and comply with the Rules and Regulations set forth in Exhibit D and with all reasonable modifications and additions to such Rules and Regulations (which will be applicable to all Building tenants) from time to time adopted by Landlord and of which Tenant is notified in writing. No such modification or addition will contradict or abrogate any right expressly granted to Tenant under this Lease. Landlord's enforcement of the Rules and Regulations will be uniform and nondiscriminatory, but

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         Landlord will not be responsible to Tenant for failure of any person to comply with the Rules and Regulations.


20.    TENANT'S DEFAULT AND LANDLORD'S REMEDIES.

20.1   Default.
         This Lease and the Term and estate hereby granted are subject to the following limitations which will each constitute a material breach by Tenant and a "Default" under this Lease:

              (a) Failure to Pay Rent. Tenant fails to pay Base Rent, Additional Rent or any other Rent payable by Tenant under the terms of this Lease when due, and such failure continues for 5 days after written notice from Landlord to Tenant of such failure; provided that with respect to Base Rent and Additional Rent, Tenant will be entitled to only 3 notices of such failure during any Lease Year and if, after 3 such notices are given in any Lease Year, Tenant fails, during such Lease Year, to pay any such amounts when due, such failure will constitute a Default without further notice by Landlord or additional cure period.

              (b) Failure to Perform Other Obligations. Tenant breaches or fails to comply with any other provision of this Lease applicable to Tenant, and such breach or noncompliance continues for a period of 20 days after notice by Landlord to Tenant; or, if such breach or noncompliance cannot be reasonably cured within such 20-day period, Tenant does not in good faith commence to cure such breach or noncompliance within such 20-day period or does not diligently complete such cure as soon as possible, but no later than 90 days after such notice from Landlord. However, if such breach or noncompliance causes or results in (i) a dangerous condition on the Premises or the Building, (ii) any insurance coverage carried by Landlord or Tenant with respect to the Premises or Building being jeopardized, or (iii) a material disturbance to another tenant, then a Default will exist if such breach or noncompliance is not cured as soon as reasonably possible after notice by Landlord to Tenant, and in any event is not cured within 30 days after such notice. For purposes of this Section 20.1 (b), financial inability will not be deemed a reasonable ground for failure to immediately cure any breach of, or failure to comply with, the provisions of this Lease.

              (c) Nonoccupancy of Premises. Tenant fails to occupy and use the Premises within 15 days after the Commencement Date or leaves substantially all of the Premises unoccupied for 15 consecutive days or vacates and abandons substantially all of the Premises.

              (d) Transfer of Interest without Consent. Tenant's interest under this Lease or in the Premises is transferred or passes to, or devolves upon, any other party in violation of Section 15.

              (e) Execution and Attachment Against Tenant. Tenant's interest under this Lease or in the Premises is taken upon execution or by other process of law directed against Tenant, or is subject to any attachment by any creditor or claimant against Tenant and such attachment is not discharged or disposed of within 30 days after levy.

              (f) Bankruptcy or Related Proceedings. Tenant files a petition in bankruptcy or insolvency, or reorganization or arrangement under any bankruptcy or insolvency Laws, or voluntarily takes advantage of any such Laws by answer or otherwise, or dissolves or makes an assignment for the benefit of creditors, or involuntary proceedings under any such Laws or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for the Premises or for all or substantially all of Tenant's property, and such proceedings are not dismissed or such receivership or trusteeship vacated within 60 days after such institution or appointment.

20.2   Remedies.
         Time is of the essence. If any Default occurs, Landlord will have the right, at Landlord's election, then or at any later time, to exercise any one or more of the remedies described below. Exercise of any of such remedies will not prevent the concurrent or subsequent exercise of any other remedy provided for in this Lease or otherwise available to Landlord at law or in equity.

              (a) Cure by Landlord. Landlord may, at Landlord's option but without obligation to do so, and without releasing Tenant from any obligations under this Lease, make any payment or take any action as Landlord deems necessary or desirable to cure any Default in such manner and to such extent as Landlord deems necessary or desirable. Landlord may do so without additional demand on, or additional written notice to, Tenant and without giving Tenant an additional opportunity to cure such Default. Tenant covenants and agrees to pay Landlord, upon demand, all advances, costs and expenses of Landlord in connection with making any such payment or taking any such action, including reasonable attorney's fees, together with interest at the rate described in
         Section 4.5, from the date of payment of any such advances, costs and expenses by Landlord.

              (b) Termination of Lease and Damages. Landlord may terminate this Lease, effective at such time as may be specified by written notice to Tenant, and demand (and, if such demand is refused, recover) possession of the Premises from Tenant. Tenant will remain liable to Landlord for damages in an amount equal to the Base Rent, Additional Rent and other Rent which would have been owing by Tenant for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such recovery of possession or reletting. Landlord will be entitled to collect and receive such damages from Tenant on the days on which the Base Rent, Additional Rent and other Rent would have been payable if this Lease had not been terminated. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to
         (i) all unpaid Base Rent, Additional Rent and other Rent for any period prior to the termination date of this Lease (including interest from the due date to the date of the award at the rate described in Section 4.5), plus any other sum of money and damages owed by Tenant to landlord for events or actions occurring prior to the termination date; plus (ii) the present value at the time of termination (calculated at the rate commonly called the discount rate in effect at the Federal Reserve Bank of New York on the termination date) of the amount, if any, by which (A) the aggregate of the Base Rent, Additional Rent and all other Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after termination (with respect to Additional Rent, such aggregate will be calculated by assuming that Expenses and Taxes for the Fiscal Year in which termination occurs and for each subsequent Fiscal Year remaining in the Term if this Lease had not been terminated will increase by 8% per year over the amount of Expenses and Taxes for the prior Fiscal Year), exceeds (B) the amount of such Base Rent, Additional Rent and other Rent which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of such Base Rent, Additional Rent and other Rent which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers' commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant; plus
         (iii) interest on the amount described in (ii) above from the termination date to the date of the award at the rate described in
         Section 4.5.

              (c) Repossession and Reletting. Landlord may, with due process of law, re-enter and take possession of all or any part of the Premises, without additional demand or notice, and repossess the same and expel Tenant and any party claiming by, through or under Tenant, and remove the effects of both using such force for such purposes as may be necessary, without being liable for prosecution for such action or being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or right to bring any proceeding for breach of covenants or conditions. No such reentry or taking possession of the Premises by Landlord will be construed as an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord or notice given under a forcible entry and detainer statute or similar Laws will constitute an election by Landlord to terminate this Lease unless such notice specifically so states. Landlord reserves the right, following any reentry or reletting, to exercise its right to terminate this Lease by giving Tenant such written notice, in which event the Lease will terminate as specified in such notice. After recovering possession of the Premises, Landlord may, from time to time, but will not be obligated to, relet all or any part of the Premises for Tenant's account, for such term or terms and on such conditions and other terms as Landlord, in its discretion, determines. Landlord may make such repairs, alterations or improvements as Landlord considers appropriate to accomplish such reletting, and Tenant will reimburse Landlord upon demand for all costs and expenses, including attorneys' fees, which

         Landlord may incur in connection with such reletting. Landlord may collect and receive the rents for such reletting but Landlord will in no way be responsible or liable for any failure to relet the Premises or for any inability to collect any rent due upon such reletting. Regardless of Landlord's recovery of possession of the Premises, Tenant will continue to pay on the dates specified in this Lease, the Base Rent, Additional Rent and other Rent which would be payable if such repossession had not occurred, less a credit for the net amounts, if any, actually received by Landlord through any reletting of the Premises. Alternatively, at Landlord's option, Landlord will be entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum equal to (i) all unpaid Base Rent, Additional Rent and other Rent for any period prior to the repossession date (including interest from the due date to the date of the award at the rate described in Section 4.5), plus (ii) the present value at the time of repossession (calculated at the rate commonly called the discount rate in effect at the Federal Reserve Bank of New York on the repossession date) of the amount, if any, by which (A) the aggregate of the Base Rent, Additional Rent and all other Rent payable by Tenant under this Lease that would have accrued for the balance of the Term after repossession (with respect to Additional Rent, such aggregate will be calculated by assuming that Expenses and Taxes for the Fiscal Year in which repossession occurs and for each subsequent Fiscal Year remaining in the Term if Landlord had not repossessed the Premises will increase by 8% per year over the amount of Expenses and Taxes for the prior Fiscal Year), exceeds (B) the amount of such Base Rent, Additional Rent and other Rent which Landlord will receive for the remainder of the Term from any reletting of the Premises occurring prior to the date of the award, or if the Premises have not been relet prior to the date of the award, the amount, if any, of such Base Rent, Additional Rent and other Rent which could reasonably be recovered by reletting the Premises for the remainder of the Term at the then-current fair rental value, in either case taking into consideration loss of rent while finding a new tenant, tenant improvements and rent abatements necessary to secure a new tenant, leasing brokers' commissions and other costs which Landlord has incurred or might incur in leasing the Premises to a new tenant; plus
         (iii) interest on the amount described in (ii) above from the repossession date to the date of the award at the rate described in
         Section 4.5.

              (d) Bankruptcy Relief. Nothing contained in this Lease will limit or prejudice Landlord's right to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowable by any Laws governing such proceeding in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, under this Lease.



21.    LANDLORD'S DEFAULT AND TENANT'S REMEDIES.

21.1   Default.
         If Tenant believes that Landlord has breached or failed to comply with any provision of this Lease applicable to Landlord, Tenant will give written notice to Landlord describing the alleged breach or noncompliance. Landlord will not be deemed in default under this Lease if Landlord cures the breach or noncompliance within 20 days after receipt of Tenant's notice or, if the same cannot reasonably be cured within such 20-day period, if Landlord in good faith commences to cure such breach or noncompliance within such period and then diligently pursues the cure to completion. Tenant will also send a copy of such notice to the holder of any Encumbrance of whom Tenant has been notified in writing, and such holder will also have the right to cure the breach or noncompliance within the period of time described above.

21.2   Remedies.
         If Landlord breaches or fails to comply with any provision of this Lease applicable to Landlord, and such breach or noncompliance is not cured within the period of time described in Section 21.1, then Tenant may exercise any right or remedy available to Tenant at law or in equity, except to the extent expressly waived or limited by the terms of this Lease.

21.3   Cure By Encumbrance Holder.
         If any act or omission by Landlord shall give Tenant the right, immediately or after the lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until (a) it shall have given written notice of such act or omission to each holder of any Encumbrance of which Tenant has notice and (b) a reasonable period for remedying such act or omission shall have elapsed following such notice and following the time when such holder of an Encumbrance shall have become entitled under its Encumbrance to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided such holder of an Encumbrance shall, with reasonable diligence, give Tenant notice of its intention to remedy such act or omission and shall commence and continue to act upon such intention.


22.    SECURITY DEPOSIT.

22.1   Amount.
         Upon execution of this Lease, Tenant will deposit the Security Deposit with Landlord in the amount described in Section 1.1(k). During each Lease year subsequent to the first Lease year, Tenant will, within 30 days after Landlord's written request, further deposit with Landlord, as additional Security Deposit held by Landlord to be equal to one month's installment of the then-current Base Rent plus one month's installment of the then-estimated Additional Rent. Landlord and Tenant intend the Security Deposit to be used solely as security for Tenant's faithful and diligent performance of all of Tenant's obligations under this Lease. The Security Deposit will remain in Landlord's possession for the entire Term, and Landlord will not be required to segregate it from Landlord's general funds. Tenant will not be entitled to any interest on the Security Deposit.

22.2   Use And Restoration.
         If Tenant fails to perform any of its obligations under this Lease, Landlord may, at its option, use, apply or retain all or any part of the Security Deposit for the payment of (1) any Rent in arrears; (2) any expenses Landlord may incur as a direct or indirect result of Tenant's failure to perform; and (3) any other losses or damages Landlord may suffer as a direct or indirect result of Tenant's failure to perform. If Landlord so uses or applies all or any portion of the Security Deposit, Landlord will notify Tenant of such use or application and Tenant will, within 10 days after the date of Landlord's notice, deposit with Landlord a sum sufficient to restore the Security Deposit to the amount held by Landlord immediately prior to such use or application. Tenant's failure to so restore the Security Deposit will constitute a Default.

22.3   Transfers.
         Tenant will not assign or encumber the Security Deposit without Landlord's express written consent. Neither Landlord nor its successors or assigns will be bound by any assignment or encumbrance unless Landlord has given its consent. Landlord will have the right, at any time and from time to time, to transfer the Security Deposit to any purchaser or lessee of the entire Building. Upon any such transfer, Tenant agrees to look solely to the new owner or lessee for the return of the Security Deposit.

22.4   Refund.
         Provided that Tenant has fully and faithfully performed all of its obligations under this Lease, Landlord will refund the Security Deposit, or any balance remaining, to Tenant or, at Landlord's option, to the latest assignee of Tenant's interest under this Lease, within 60 days after the expiration or early termination of the Term and Tenant's vacation and surrender of the Premises to Landlord in the condition required by Section 3.4. If Tenant fails to make any final estimated payment of Additional Rent required by Landlord according to Section 4.2(c), Landlord may withhold such final payment from the amount of the Security Deposit refund. Landlord's obligations under this Section 22.4 will survive the expiration or early termination of the Term.


23.    BROKERS.

         Landlord and Tenant represent and warrant that no broker or agent negotiated or was instrumental in negotiating or consummating this Lease except the Brokers. Neither party knows of any other real estate broker or agent who is or might be entitled to a commission or compensation in connection with this Lease. Landlord will pay all fees, commissions or other compensation payable to the Brokers to be paid by Landlord according to Section 1.1(p) and Tenant will pay all fees, commissions or other compensation payable to the

         Brokers to be paid by Tenant according to Section 1.1(p). Tenant and Landlord will indemnify and hold each other harmless from all damages paid or incurred by the other resulting from any claims asserted against either party by brokers or agents claiming through the other party. Landlord's obligation under this Section 23 will survive the expiration or early termination of the Term.


24.    LIMITATIONS ON LANDLORD'S LIABILITY.

         Any liability for damages, breach or nonperformance by Landlord, or arising out of the subject matter of, or the relationship created by, this Lease, will be collectible only out of Landlord's interest in the Building and no personal liability is assumed by, or will at any time be asserted against, Landlord, its parent and affiliated corporations, its and their partners, venturers, directors, officers, agents, servants and employees, or any of its or their successors or assigns; all such liability, if any, being expressly waived and released by Tenant. Landlord's review, supervision, commenting on or approval of any aspect of work to be done by or for Tenant (under Section 9, Exhibit B or otherwise) are solely for Landlord's protection and except as expressly provided, create no warranties or duties to Tenant or to third parties.


25.    NOTICES.

         All notices required or permitted under this Lease must be in writing and will only be deemed properly given and received (a) when actually given and received, if delivered in person to a party who acknowledges receipt in writing; or (b) one business day after deposit with a private courier or overnight delivery service, if such courier or service obtains a written acknowledgment of receipt; or (c) 2 business days after deposit in the United States mails, certified or registered mail with return receipt requested and postage prepaid. All such notices must be transmitted by one of the methods described above to the party to receive the notice at, in the case of notices to Landlord, both Landlord's Building Address and Landlord's General Address, and in the case of notices to Tenant, the applicable Tenant's Notice Address, or, in either case, at such other address(es) as either party may notify the other of according to this Section 25. Time shall be of the essence for the giving of all notices required or permitted under the provisions of this Lease.


26.    MISCELLANEOUS.

26.1   Binding Effect.
         Each of the provisions of this Lease will extend to bind or inure to the benefit of, as the case may be, Landlord and Tenant, and their respective heirs, successors and assigns, provided this clause will not permit any transfer by Tenant contrary to the provisions of Section 15.

26.2   Complete Agreement; Modification.
         All of the representations and obligations of the parties are contained in this Lease and no modification, waiver or amendment of this Lease or of any of its conditions or provisions will be binding upon a party unless in writing signed by such party.

26.3   Delivery For Examination.
         Submission of the form of the Lease for examination will not bind Landlord in any manner, and no obligations will arise under this Lease until it is signed by both Landlord and Tenant and delivery is made to each.

26.4   No Air Rights.
         This Lease does not grant any easements or rights for light, air or view. Any diminution or blockage of light, air or view by any structure or condition now or later erected will not affect this Lease or impose any liability on Landlord.

26.5   Enforcement Expenses.
         Each party agrees to pay, upon demand, all of the other party's costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents, and others retained, incurred in successfully enforcing the other party's obligations under this Lease. All obligations under this Section 26.5 will survive the expiration or early termination of the Term.

26.6   Building Planning.
         At any time after the Date, Landlord may (upon at least 90 days prior notice) substitute for the Premises other premises in the Building ("New Premises") provided that the New Premises will be similar to the Premises in area, on contiguous floors and usable for Tenant's purpose. If Tenant is already occupying the Premises, then Landlord will also pay the reasonable expenses of Tenant's moving from the Premises to the New Premises and for improving the New Premises so that the leasehold improvements in the New Premises are substantially similar to those in the Premises. Such move will be made during evenings, weekends or otherwise so as to incur the least inconvenience to Tenant.

26.7   Building Name.
         Tenant will not, without Landlord's consent, use Landlord's or the Building's name, or any facsimile or reproduction of the Building, for any purpose; except that Tenant may use the Building's name in the address of the business to be conducted by Tenant in the Premises. Landlord reserves the right, upon reasonable prior notice to Tenant, to change the name or address of the Building.

26.8   Building Standard.
         The phrase "Building standard" will, in all instances, mean the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building and the then-current standard described in Landlord's most recently published schedule of Building standard or, if no such schedule has been published, to the standard which commonly prevails in and for the entire Building.

26.9   No Waiver.
         No waiver of any provision of this Lease will be implied by any failure of either party to enforce any remedy upon the violation of such provision, even if such violation is continued or repeated subsequently. No express waiver will affect any provision other than the one specified in such waiver, and that only for the time and in the manner specifically stated.

26.10  Recording; Confidentiality.
         Tenant will not record this Lease, or a short form memorandum, without Landlord's written consent and any such recording without Landlord's written consent will be a Default. Tenant agrees to keep the Lease terms, provisions and conditions confidential and will not disclose them to any other person without Landlord's prior written consent. However, Tenant may disclose Lease terms, provisions and conditions to Tenant's accountants, attorneys, managing employees and others in privity with Tenant, as reasonably necessary for Tenant's business purposes, without such prior consent.. If Tenant records this Lease or a short form memorandum then Tenant hereby appoints Landlord its attorney-in-fact in its place and stead with full rights to remove any such recording at the expiration or early termination of the Lease.

26.11  Captions.
         The captions of sections are for convenience only and will not be deemed to limit, construe, affect or alter the meaning of such sections.

26.12  Invoices.
         All bills or invoices to be given by Landlord to Tenant will be sent to Tenant's Invoice Address. Tenant may change Tenant's Invoice Address by notice to Landlord given according to Section 25. If Tenant fails to give Landlord specific written notice of its objections within 120 days after receipt of any bill or invoice from Landlord, such bill or invoice will be deemed true and correct and Tenant may not later question the validity of such bill or invoice or the underlying information or computations used to determine the amount stated.

26.13  Severability.
         If any provision of this Lease is declared void or unenforceable by a final judicial or administrative order, this Lease will continue in full force and effect, except that the void or unenforceable provision will be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable.

26.14  Jury Trial.
         Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by Landlord or Tenant against the other with respect to any matter arising out of or in connection with this Lease, Tenant's use and occupancy of the Premises, or the relationship of Landlord and Tenant. However, such waiver of jury trial will not apply to any claims for personal injury. If Landlord commences any summary or other proceeding for non-payment of rent or recovery of possession of the Premises, Tenant shall not interpose any counterclaim in any such proceeding, unless failure to raise same would constitute a waiver.


26.15  Authority To Bind.
         The individuals signing this Lease on behalf of Landlord and Tenant represent and warrant that they are empowered and duly authorized to bind Landlord or Tenant, as the case may be, to this Lease according to its terms.

26.16  Only Landlord/Tenant Relationship.
         Landlord and Tenant agree that neither any provision of this Lease nor any act of the parties will be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

26.17  Covenants Independent.
         The parties intend that this Lease be construed as if the covenant between Landlord and Tenant are independent and that the Rent will be payable without offset, reduction or abatement for any cause except as otherwise specifically provided in this Lease.

26.18  Governing Law.
         This Lease will be governed by and construed according to the laws of the State of Ohio.

26.19  Enforcement Of Reasonable Consent.
         Tenant hereby waives any claim against Landlord which it may have based upon any assertion that Landlord has unreasonably withheld or unreasonably delayed any consent or approval that, pursuant to the terms of this Lease, is not to be unreasonably withheld and Tenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction or declaratory judgment. In the event of such a determination, the requested consent or approval shall be deemed to have been granted; provided, however, that Landlord shall have no liability to Tenant for its refusal or failure to give such consent or approval and the sole remedy for Landlord's unreasonably withholding or delaying of consent or approval shall be as provided in this Section.


27.    MANDATORY EXPANSION

         On September 1, 2000, ("Mandatory Expansion Area Commencement Date") the Premises shall be expanded to include that area deemed to be 18,024 rentable square feet on the 32nd floor, as shown hatched on Exhibit A-5 attached and incorporated ("Mandatory Expansion Area"). Landlord shall deliver and Tenant shall accept the Mandatory Expansion Area in "as-is" condition. Base Rent for the Mandatory Expansion Area shall be at the same rates per square foot as set forth in Subsection 1.1 (h) and the Tenant's Share shall be increased proportionately based on a Building denominator of 568,742 square feet. The new total Base Rent for the Premises shall be computed using a total Premises area of 89,651 rentable square feet.


28.    RIGHT OF FIRST REFUSAL.

         Landlord shall grant to Tenant the right of first refusal ("Refusal Right") on the 25th floor of the Building as shown hatched on Exhibit A-6 attached and incorporated ("Expansion Area #1"), upon all of the following conditions:

              (A) Prior to its exercise of this Refusal Right, Tenant shall not have defaulted beyond any applicable cure period under any Lease provision; and

              (B) At the time it exercises this right, Tenant shall not be in default of any provision of this Lease; and

              (C) If Landlord desires to lease all or a portion of Expansion Area #1 to a third party, Landlord shall notify Tenant of such fact and shall submit to Tenant an amendment for lease of the applicable portion of Expansion Area #1 containing the substantially the same provisions and conditions of the tenancy as those proposed to the third party, except that if Tenant has at least thirty six (36) months remaining in its Term, the lease term for the applicable portion of Expansion Area #1 shall be coterminous with this Lease. If Tenant has less than 36 months remaining in its Term, then the term for the applicable portion of Expansion Area #1 shall be the term offered to the third party. Tenant shall have fifteen (15) business days after the date Landlord submits the amendment for the applicable portion of Expansion Area #1 to execute same and return it to Landlord; and

              (D) If Tenant fails to execute the amendment for the applicable portion of Expansion Area #1 within the 15 business day period, and Landlord enters into a lease with said third party on materially the same terms as was offered to Tenant, then Tenant's Refusal Right for the applicable portion of Expansion Area #1 shall be null and void and of no further force or effect and Landlord shall have the right to lease Expansion Area # or any portion thereof to a third party on the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant.

              (E) Time is of the essence of this Refusal Right.

              This Refusal Right applies to Tenant only and shall be void if Tenant fails to exercise it precisely according to each and all of the conditions stated above, or if Tenant assigns the Lease or sublets the Premises or otherwise transfers all or part of its interest in the Lease or the Premises, except as allowed under Section 15.7 of the Lease.

29.    CONDITIONS TO EFFECTIVENESS OF LEASE.

         Landlord and Tenant agree that the Lease shall become effective only upon occurrence of the following conditions:

              A. Full execution and implementation of an amendment with the Borden Corporation satisfactory to Landlord reducing their premises in order to deliver the Premises to Tenant; and

              B.   approval by Landlord's Mortgage holder, if required.

         Failure of any of the above conditions shall render the Lease void, and neither Landlord not Tenant shall have any liability to the other under the Lease.

30.    MOVING ALLOWANCE.

         Provided that Tenant is not in default under this Lease, Landlord shall pay to Tenant an amount not to exceed $45,000.00 to be used for the reasonable, third party costs of moving Tenant into the Premises ("Moving Allowance"). Landlord shall pay the Moving Allowance after the Commencement Date, within thirty (30) days of the receipt of reasonable invoices and lien waivers for said work.

31.    LETTER OF CREDIT.

         In lieu of a Security Deposit, upon Tenant's execution of this Lease, Tenant shall provide to Landlord an unconditional, negotiable and irrevocable letter of credit (said letter of credit as the same may be amended or renewed from time to time is called the "Letter of Credit") in the following amounts for the following periods of time under the Lease until finally reduced to zero: Date of Lease execution until the last day of Lease Year

         1 - $400,000; and from the first day of the 2/nd/ Lease Year until the last day of Lease Year 2 - $343,000; and from the first day of the 3/rd/ Lease Year until the last day of Lease Year 3 -$286,000; and from the first day of the 4/th/ Lease Year until the last day of Lease Year 4 -$229,000; and from the first day of the 5/th/ Lease Year until the last day of Lease Year 5 - $172,000; and from the first day of the 6/th/ Lease Year until the last day of Lease Year 6 -$115,000; and from the first day of the 7/th/ Lease Year until the last day of Lease Year 7 -$58,000. Each Letter of Credit shall (a) be in form and substance and issued by a bank or other financial institution acceptable to Landlord, (b) have a term of no less than one year and (c) be negotiable at a financial institution in the city or county in which the Building is located. Tenant shall from time to time provide Landlord with a renewal or replacement Letter of Credit no later than 30 days prior to the expiration date of the Letter of Credit then held by Landlord. Failure to provide said Letter of Credit upon the above terms shall be a Default under this Lease. Landlord may present the Letter of Credit for payment if (i) Tenant shall default beyond any applicable cure periods under the terms of the Lease or (ii) Tenant shall fail to provide a renewal or replacement Letter of Credit prior to the expiration of the Letter of Credit then held by Landlord. Landlord and Tenant intend the Letter of Credit to be used solely as security for Tenant's faithful and diligent performance of all of Tenant's obligations under this Lease. If Tenant commits a Default of any of its obligations under this Lease, Landlord may, at its option, use, apply or retain so much of the proceeds of the Letter of Credit reasonably determined by Landlord to be necessary for the payment of
         (1) any Rent in arrears; (2) any expenses Landlord may incur as a result of Tenant's failure to perform; (3) any Rent not paid when due; (4 the repayment of any tenant concessions, including without limitation broker commissions, excused rent and construction costs; and
         (5) any other lawful damages Landlord incurs as a result of Tenant's Default. All other terms of the Letter of Credit are subject to Landlord's approval. If the Letter of Credit has not been presented for payment, Landlord shall return the Letter of Credit hereunder within 30 days of the sooner to accrue of (a) their respective expiry date(s);
         (b) the expiration or sooner termination of the Term not due to a Tenant Default.

         Having read and intending to be bound by the terms and provisions of this Lease, Landlord and Tenant have signed it as of the Date.

         TENANT:                                LANDLORD:
         reSOURCE PARTNER, Inc.                   TRIZECHAHN BBRR, INC. a Delaware corporation,
                                                  d/b/a TrizecHahn Borden Building Management


         By: /s/ James A. King                  By:  /s/ William R. C. Tresham
             ----------------------------            -------------------------------------
         Printed Name: James A. King            Printed Name:  William R.C. Tresham
                       ------------------       Title:         Vice President
         Title: V. P. & Asst. Secretary
                -------------------------


         And By: ________________________       And By: /s/ Stephen E. Budorick
         Printed Name:___________________               --------------------------------
         Title:__________________________       Printed Name:  Stephen E. Budorick
                                                Title:         Vice President

              STATE OF Ohio                 )
                                            )  -ss-
              COUNTY OF Franklin            )


              This Lease Agreement was acknowledged before me this 17th day of July, 2000 by James A King as VP and Assistant Secretary and as of reSOURCE PARTNER, Inc..

              WITNESS my hand and official seal.

              [SEAL]        PATRICIA G. KENT
                      Notary Public, State of Ohio
                      My Commission Expires 5-18-03         /s/ Patricia G Kent
                                            -------         --------------------
                                                            Notary Public



              My commission expires: May 18, 2003.
                                    --------------------.



              STATE OF ILLINOIS             )
                                            )  -ss-
              COUNTY OF COOK                )

              This Lease Agreement was acknowledged before me this 25th day of July, 2000 by William R.C. Tresham as Vice President of TrizecHahn BBRR, Inc.

              WITNESS my hand and official seal.        Official Seal
                                                        Anne Townley
                                                Notary Public, state of Illinois
                                                 My commission Expires: 06/29/03

                                                 /s/ Anne Townley
                                                 ------------------------
                                                 Notary Public

              My commission expires: 6/29/03.
                                     -------


              STATE OF MICHIGAN             )
                                            )  -ss-
              COUNTY OF WAYNE               )

              This Lease Agreement was acknowledged before me this 20th day of July, 2000 by Stephen E. Budorick as Vice President of TrizecHahn BBRR, Inc. WITNESS my hand and official seal.


                                                   /s/ Jerri Lee Gilmer
                                                  ----------------------
                                                   Notary Public

              My commission expires: July 18, 2001.
                                     -------------

              [Seal]         Jerri Lee Gilmer
                       Notary Public - Wayne County, MI
                        My commission exp. 07/18/2001

                                  SCHEDULE 1
                               LAND DESCRIPTION
                              The Borden Building

SITUATED IN THE STATE OF OHIO, COUNTY OF FRANKLIN, AND IN THE CITY OF COLUMBUS:

Being lots numbers one (1), Two (2), Three (3), Four (4), Five (5) and six (6) of Deshler's addition to the City of Columbus, as the same are numbered and delineated upon the recorded plat thereof, of record in deed book 34, page 3, recorder's office, Franklin County, Ohio.

                                  EXHIBIT A-1
                                BORDEN BUILDING
                         PLAN DELINEATING THE PREMISES
                                 13/th/ Floor



                                 [FLOOR PLAN]

                                  EXHIBIT A-2
                                BORDEN BUILDING
                         PLAN DELINEATING THE PREMISES
                                 31/st/ Floor



                                 [FLOOR PLAN]

                                  EXHIBIT A-3
                                BORDEN BUILDING
                         PLAN DELINEATING THE PREMISES
                                  33rd Floor



                                 [FLOOR PLAN]

                                  EXHIBIT A-4
                                BORDEN BUILDING
                         PLAN DELINEATING THE PREMISES
                                 34/th/ Floor




                                 [FLOOR PLAN]

                                  EXHIBIT A-5
                                BORDEN BUILDING
                 PLAN DELINEATING THE MANDATORY EXPANSION AREA
                                  Suite 3200



                                 [FLOOR PLAN]

                                  EXHIBIT A-6
                                BORDEN BUILDING
                         PLAN DELINEATING THE PREMISES
                             For Expansion Area 1
                           25/th/ Floor - Suite 2500


                                 [FLOOR PLAN]

                                   Exhibit B

                POSSESSION AND LEASEHOLD IMPROVEMENTS AGREEMENT


              1. Conflicts; Terms. If there is any conflict or inconsistency between the provisions of the Lease and those of this Exhibit B ("Work Letter"), the provisions of this Work Letter will control. Except for those terms expressly defined in the Work Letter, all initially capitalized terms will have the meanings stated for such terms in the Lease. The following terms, which are not defined in the Lease, have the meanings indicated:

              (a) "Mandatory Expansion Area Commencement Date" "means the date set forth in Section 27 of the Lease, unless the Mandatory Expansion Area Commencement Date is extended according to Paragraph 2 below.

              (b)

              (c) "Start Date" means the first day of the Tenant Finish Period, which will be thirty (30) days following full execution of the Lease unless the Start Date is extended according to Paragraph 2 below.

              (d) "Tenant Finish Period" means the period beginning on the Start Date and ending on the Mandatory Expansion Area Commencement Date.

              (e) "Submission Date" means 30 days prior to commencement of construction but not later than the execution Date of this Lease.

              (f)  "Landlord's Representative" means Todd Hartman.

              (g)  "Tenant's Representative" means Randy Atkin.

              (h) "Tenant's Architect" means ___________________________, or such other licensed or registered professional architect, designer or space planner as may be selected by Tenant and reasonably approved by Landlord.

              (i)  "Tenant's Engineers" means ________________________________
              ____________________________________, or such other licensed or registered professional engineers as may be selected by Tenant and reasonably approved by Landlord.

              (j) "Tenant's Work" means all alterations, leasehold improvements and installations to be constructed or installed by Tenant in the Mandatory Expansion Area according to this Work Letter.

              (k) "Allowance" means $355,000.00

              (l) "Preliminary Plans" means space plans and general specifications for Tenant's Work prepared by Tenant's Architect in such form (and on such scale in the case of plans and drawings) as Landlord may reasonably specify.

              (m) "Construction Documents" means complete construction plans and specifications for Tenant's Work prepared by Tenant's Architect and Tenant's Engineers in such form (and on such scale in the case of plans and drawings) as Landlord may reasonably specify and detailing all aspects of Tenant's Work, including, without limitation, the location of libraries, safes and other heavy objects, stairwells, walls, doors, computer equipment, telephone and related equipment, and electrical, plumbing, heating, ventilation and air conditioning equipment (including equipment in excess of that required for normal use). Tenant's Engineers will perform all mechanical and electrical design work included in the Construction Documents.

              (n) "Tenant's Costs" means all costs required to be expended by Tenant under this Work Letter in connection with Tenant's Work, including, without limitation, the costs of: preparing the Preliminary Plans, Construction Documents and the as-built plans described in Paragraph 7; performing Tenant's Work; obtaining all required electrical and telephone panels and/or meters. Tenant's Costs will not, however, include any costs incurred by Tenant for furniture or other personal property, for fixtures or equipment (unless such fixtures or equipment will constitute permanent additions to the Premises and are shown on the Construction Documents), or for moving to the Mandatory Expansion Area.

              2. Tenant Finish Period; Mandatory Expansion Area Commencement Date. The Tenant Finish Period will begin on the Start Date specified in paragraph 1(c) above, unless the Start Date is extended according to the following provisions. If on or before the Start Date specified in Paragraph 1(c), Tenant has not been permitted entry to the Mandatory Expansion Area for the conduct of Tenant's Work, then the Start Date will be extended until the date on which Tenant is permitted entry to the Mandatory Expansion Area for the conduct of Tenant's Work and the Mandatory Expansion Area Commencement Date will be extended for an equivalent period of time. If the Start Date has not occurred within 6 months after the date specified in Paragraph 1(c), then Tenant will have the right to terminate the Lease, with respect to the Mandatory Expansion Area only, by delivering written notice of termination to Landlord not more than 30 days after the end of such 6-month period. Upon such termination, each party will, upon the other's request, execute and deliver an agreement in recordable form containing a release and surrender of all right, title and interest in and to the Lease, with respect to the Mandatory Expansion Area only; neither Landlord nor Tenant will have any further obligations to each other, including, without limitation, any obligations to pay for work previously performed in the Premises; all improvements to the Mandatory Expansion Area will become and remain the property of Landlord; and Landlord will refund to Tenant any sums paid to Landlord by Tenant in connection with the Lease as it pertains to the Mandatory Expansion Area only. Such postponement of the Start Date and the Mandatory Expansion Area Commencement Date (and therefore the postponement of the commencement of the Term for the Mandatory Expansion Area), and such termination and refund right, will be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord's failure to deliver the Mandatory Expansion Area.

              3. Representatives. Landlord appoints Landlord's Representative to act for Landlord in all matters covered by this Work Letter. Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord's Representative or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time by 3 days prior written notice to the other party.

              4. Possession; Condition. Landlord will deliver the Mandatory Expansion Area to Tenant for the conduct of Tenant's Work on the Start Date specified in Paragraph 1 (c) or as soon after such date as possible. Regardless of Landlord's delivery of the Mandatory Expansion Area to Tenant, Tenant will not be permitted to begin Tenant's Work unless and until Landlord has approved the Construction Documents according to Paragraph 7, Tenant has obtained all necessary permits for Tenant's Work according to paragraph 8 and Tenant is otherwise in compliance with the provisions of this Work Letter. Tenant acknowledges and agrees that, to the best of Tenant's knowledge, as of the date of the Lease, the Premises and Mandatory Expansion Area are in good order and satisfactory condition. Tenant will accept the Premises and Mandatory Expansion Area upon Landlord's delivery in an "as is" condition. No promise to alter, remodel or improve the Premises, Mandatory Expansion Area or Building and no representations concerning the condition of the Premises, Mandatory Expansion Area or Building have been made by Landlord to Tenant other than as may be expressly stated in the Lease (including this Work Letter). All alterations, improvements and additions made to the Premises or Mandatory Expansion Area according to this Work

         Letter will, without compensation to Tenant, become Landlord's property upon installation and will remain Landlord's property at the expiration or earlier termination of the Term.

              5. Early Access. Landlord may, in its discretion, permit Tenant to enter the Mandatory Expansion Area prior to the Start Date so that Tenant may do such work as may be required to prepare the Mandatory Expansion Area for Tenant's Work. If Landlord permits such entry prior to the Start Date, Tenant will not interfere with the performance of any work by Landlord, or with the work of any other tenant or occupant. If at any time such access causes or threatens to cause disharmony or interference, including labor disharmony, Landlord will have the right to immediately withdraw such permission. At all times while Tenant is in occupation of the Mandatory Expansion Area prior to the Mandatory Expansion Area Commencement Date (including the Tenant Finish Period), Tenant will be subject to and will comply with all of the terms and provisions of the Lease, except that no Base Rent or Additional Rent for the Mandatory Expansion Area will be payable by Tenant prior to the Mandatory expansion Area Commencement Date.

              6. Landlord's Approval. All Preliminary Plans and Construction Documents, and any revisions to the same (whether in the form of a change order or otherwise) are expressly subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, delayed or conditioned, however; Landlord may withhold its approval of any such items that require work which:

              (a) exceeds or adversely affects the capacity or integrity of the Building's structure or any of its heating, ventilating, air conditioning, plumbing, mechanical, electrical, communications or other systems;

              (b)  is not approved by the holder of any Encumbrance;

              (c) would not be approved by a prudent owner of property similar to the Building;

              (d) violates any agreement which affects the Building or binds Landlord;

              (e) Landlord reasonably believes will increase the cost of operating or maintaining any of the Building's systems;

              (f) Landlord reasonably believes will materially reduce the market value of the Premises, Mandatory Expansion Area or the Building at the end of the Term;

              (g) does not conform to applicable building code or is not approved by any governmental authority having jurisdiction over the Premises or Mandatory Expansion Area;

              (h)  does not meet or exceed Building standard; or

              (i) Landlord reasonably believes will infringe on the architectural or historical integrity of the Building.

              7. Tenant's Plans. On or before the Submission Date, Tenant, at its expense, will cause the Preliminary Plans to be prepared and submitted to Landlord for its approval. Such submittal will include one sepia, 5 sets of blueline prints and 3 sets of those specifications not shown on the drawings. If the submitted materials are not acceptable to Landlord, Landlord will so notify Tenant by returning the sepia with required changes noted. If Landlord so notifies Tenant of any required change to the Preliminary Plans, Tenant will cause the same to be revised according to the returned sepia and resubmitted to Landlord within 7 days after receipt of such notice. Within 15 days after Landlord notifies Tenant of Landlord's approval of the Preliminary Plans, Tenant, at its expense, will cause the Construction Documents to be prepared and submitted to Landlord for its approval. Such submittal will include one sepia, 5 sets of blueline prints, 3 sets of specifications and a complete color and finish board for Tenant's Work. The Construction Documents must strictly conform to the Preliminary Plans approved by Landlord and must be in all respects sufficient for the purpose of obtaining a building permit for Tenant's Work. If required by Landlord, Tenant will cause the Construction Documents to be resubmitted to Landlord for its approval within 7 days after Landlord notifies Tenant of any required changes. Tenant's Work will not commence prior to Landlord's approval of the Construction Documents. If the Landlord fails to deliver to Tenant Landlord's written approval or its written request for revisions within 15 days after Landlord receives any required revisions to them, Tenant will receive a credit against Base Rent beginning on the Commencement Date equal to one day's Base Rent for each day subsequent to the 15th day after Tenant's submittal until the day of Landlord's response. Except as provided in Paragraph 2 above, no delays in the design or performance of Tenant's Work will change the Start Date or the Commencement Date. Upon completion of Tenant's Work, Tenant will provide Landlord a complete set of reproducible as-built plans of the Premises. If Tenant fails to provide such plans, Landlord may obtain them, directly or by field verification, and charge Tenant for all costs incurred by Landlord in doing so. No approval by Landlord of the Preliminary Plans, the Construction Documents or any revisions to them will constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such plans, or the improvements to which they relate, for any use, purpose or condition, but such approval will merely be the consent of Landlord to the construction or installation of improvements in the Mandatory Expansion Area according to such plans.

              8. Tenant's Work. During the Tenant Finish Period, Tenant, at its expense, will construct or cause to be constructed in the Mandatory Expansion Area all work necessary to bring the Mandatory Expansion Area into a first class condition consistent with the use specified in the Lease and with Section 6.1, including, but not limited to: leasehold improvements to the 32/nd/ floor of the Mandatory Expansion Area and paint and carpet as required on the 31/st/ and 34/th/ floors of the Mandatory Expansion Area according to the Construction Documents approved by Landlord ("Tenant's Work"). Tenant, at its expense, will obtain: (i) all permits (including, without limitation, building permits) required under this Work Letter; (ii) all contracts and insurance required under this Work Letter; and (iii) all certificates required for occupancy of the Mandatory Expansion Area from the appropriate governmental authorities. Tenant will cause all Tenant's Work to be diligently completed in a professional and workmanlike manner, according to the approved Construction Documents and all applicable laws, and free and clear of any liens or claims for liens.

              9. Tenant's Contractor. Landlord will have the right to approve Tenant's contractor ("Contractor") and all subcontractors, which approvals will not be unreasonably withheld or delayed. Landlord will provide Tenant with a list of contractors and subcontractors that are acceptable to Landlord. Tenant may select its Contractor and subcontractors from such list or may request Landlord's approval of a Contractor and subcontractors not on such list. Tenant will not execute any contract for the performance of Tenant's Work until Landlord's approvals of the Contractor and subcontractors have been obtained, and Tenant will cause its proposed Contractor and subcontractors (if not on such list) to submit such information, including financial information, as may be reasonably required by Landlord to determine whether such Contractor and subcontractors should be approved.

               10. Construction Contract. Tenant's construction contract for
                   Tenant's Work will provide (and Tenant will deliver a copy of it to Landlord so that Landlord may confirm it provides) that: (i) Contractor will obtain a payment and performance bond in the amount of 100% of the cost of constructing tenant's Work, from a surety company mutually acceptable to Tenant and Landlord; (ii) construction of Tenant's Work will not interfere with Landlord's or Landlord's tenants' activities in, or use or enjoyment of, the Building; (iii) Contractor will cooperate with other contractors in the Building to insure harmonious working relationships, including, without limitation, coordinating with other contractors in the Building concerning use of elevators, trash removal and water and utility usage; (iv) Contractor will leave all Common Areas in neat, clean, orderly and safe condition at the end of each day during construction of Tenant's Work; (v) Contractor will procure and maintain and cause its subcontractor(s) to procure and maintain the insurance described in Paragraph 11 below; (vi) upon completion of Tenant's Work, Contractor will provide to Landlord and Tenant as-built drawings together with mechanical balance reports and any maintenance manuals on equipment installed in the Mandatory Expansion Area as part of Tenant 's Work; (vii) any purchased material remaining after completion of the subject portion of Tenant's Work (such as, for example, extra paint, wall coverings or carpet) will be given by Contractor to Landlord for use in subsequent repairs; and (viii) all labor and material supplied according to the contract will be fully warranted by Contractor for a period of not less than one year from substantial completion of Tenant's Work and such warranty will provide that it is for the benefit of both Landlord and Tenant and may be enforced by either. The construction contract will also contain the following indemnification and defense provision:

                           "Contractor will protect, defend, hold harmless, and indemnify [Landlord's name to be inserted] and its successors, assigns, directors, officers and employees (collectively, "Indemnitees") from and against all claims, actions, liabilities, damages losses, cost and expense (including attorney's fees) arising out of or resulting from the performance of the work contemplated by this contract by Contractor or any of its subcontractors, provided that any such claims, action, liabilities, damages, losses, cost or expense (i) are attributable to bodily injury, sickness, disease, or death, or to injury to or destruction of tangible property (other than the work contemplated by this contract itself) including the loss of use resulting therefrom, and (ii) are caused in whole or in part by the negligent act or omission of Contractor, any subcontractor, or any of them may, directly or indirectly, be liable. Such obligations will not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity which would otherwise exist as to any party or person described in this paragraph.

                           Contractor agrees to protect, defend, hold harmless and indemnify the Indemnitees from and against any and all claims, actions, liabilities, damages, losses, costs, and expenses (including attorneys' fees) arising out of or resulting from Contractor's failure to purchase all insurance required under Paragraph 11 of the Possession and Leasehold Improvements Agreement attached to and made a part of the Lease Agreement dated [Date of Lease to be inserted] between Landlord's name to be inserted] and [Tenant's name to be inserted], and Contractor's failure to require and obtain proper insurance coverage from its subcontractors. In any and all claims against the Indemnitees or employee of Contractor or any subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the indemnification obligation under this provision will not be limited in any way be any limitation of the amount or type of damages, compensation or benefits payable by or for Compensation Acts, disability benefit acts, or other employee benefit acts. The indemnification and defense obligations stated above will not apply to any claims, actions, liabilities, damages, losses, cost or expenses caused directly and solely by the affirmative gross negligence or intentional tortious act of the Indemnities."

         11. Contractor's Insurance. Tenant will cause Contractor (and, except as provided below, all of Contractor's subcontractors) to procure and maintain in effect during the entire period of construction of Tenant's Work the following insurance:

              (a) Worker's compensation insurance with statutory benefits and limits which fully comply with all state and federal requirements;

              (b) Employer's liability insurance with limits of not less than $200,000.00;

              (c) Automobile liability insurance including owned, non-owned, leased and hired car coverage, naming Landlord as an additional insured, providing primary (and not contributing) coverage, and containing cross-liability and severability of interest clauses; limits of contract for the performance of Tenant's Work is $150,000.00 or less, coverage will be in an amount of not less than $1,000,000.00 combined contract is over $150,000.00, coverage will be in an amount of not less than $1,000,000.00 combined single limit per occurrence;

              (d) Comprehensive general liability insurance including personal injury, owner's and contractor's protective liability, explosion, collapse and underground damage liability endorsement (commonly called X, C and U hazard), products, completed operations, blanket contractual and broad form property damage coverage, naming Landlord as an additional insured, providing primary (and not contributing) coverage, and containing cross-liability and severability of interest clauses; limits of liability will be as follows: if the total amount of Contractor's contract for the performance of Tenant's Work is $150,000.00 or less, coverage will be in an amount of not less than $2,000,000.00 combined single limit per occurrence; if the total amount of Contractor's contract is over $150,000.00, coverage will be in an amount of not less than $5,000,000.00 combined single limit per occurrence; and

              (e) "All risk" builders risk property insurance for the full replacement cost of Tenant's Work on a completed value basis, naming Landlord as a loss payee, as its interest may appear, providing primary (and not contributing) coverage, and including a waiver of all rights of subrogation against Landlord.

         All of the above insurance policies must be placed with insurance companies reasonably acceptable to Landlord and must be endorsed to require 30 days' written notice to Landlord prior to any cancellation or material changes in coverage. Prior to the commencement of any Tenant's Work, Tenant will cause Contractor to deliver to Landlord original certificates of insurance evidencing the insurance coverage required above. Tenant will also cause Contractor to deliver to Landlord original certificates of insurance evidencing the insurance coverage required above. Tenant will also cause Contractor to obtain certificates or evidence of similar insurance from each of Contractor's subcontractors before their work commences and deliver such certificates or evidence to Landlord. Each subcontractor must be covered by insurance of the same character and in the same amount as specified for Contractor above, except that (i) a subcontractor's comprehensive general liability insurance will have combined single limits not less than $2,000,000.00 per occurrence, if the total amount of Contractor's contract for the performance of Tenant's Work is $150,000 or less, and not less than $5,000,000.00 per occurrence, if the total amount of Contractor's contract is over $150,000.00; (ii) so long as Contractor's builders risk policy covers all of Tenant's Work, no subcontractor will be required to maintain builders risk Contractor and Landlord may agree to lesser limits in writing because of the nature of the particular subcontract work.

              12. Additional Requirements Concerning Tenant's Work. The following additional requirements will apply to Tenant's Work:

              (a) All of Tenant's Work will be: (i) of a quality at least equal to Building standard; (ii) completed only according to the Construction Documents approved by Landlord; (iii) conducted in a manner so as to maintain harmonious labor relations and not to interfere with or delay any other work or activities being carried on by Landlord or Landlord's contractors or other tenants; (iv) designed, performed and completed in substantial compliance with all applicable standards and regulations established by Landlord and provided to Tenant in advance of the commencement of construction of Tenant's Work as well as all safety, fire, plumbing and electrical and other codes and governmental and insurance requirements; (v) completed only by the Contractor approved by Landlord; (vi) coordinated by the approved Contractor so as to insure timely completion; and (vii) performed and conducted in such a manner so as not to alter the structure or systems of the Building.

              (b) Under no circumstances will Tenant, Contractor or any of their authorized representatives ever alter or modify or in any manner disturb any "Central" (as defined below) system or installation of the Building, including, without limitation, the Central plumbing system, Central electrical system, Central heating, ventilating and air conditioning system, Central fire protection and fire alert system, Central Building maintenance systems, Central structural system, elevators and anything located within the Central core of the Building. Only with Landlord's express written permission will Tenant, Contractor or their authorized representatives alter or modify or in any manner disturb any "Branch" (as defined below) of any Central system or installation of the Building which serves or is located within the Premises. "Central" means that portion of any Building system or component which is within the core of the Building system or component which is within the core of the Building or common to or serves or exists for the benefit of other tenants in the Building, and "Branch" means that portion of any Building system or component which serves to connect or extend Central systems to the Premises. Any and all interfacing with, or tie-ins to, any Central Building systems or Branches will be scheduled with Landlord not later than 5 days prior to the commencement of any such work. Any such interfacing with, or tie-ins to, any such Building systems, and any checks of such interfacing or tie-ins, will be performed only after the same have been scheduled with, and approved by, Landlord.

              (c) Contractor may submit to Landlord written request for use of any Building standard materials which have been prestocked by Landlord. Any such request will indicate the quantity and description of the prestocked materials needed. Contractor will be responsible for the relocation and allocation of any such materials to the Mandatory Expansion Area under the supervision of, and only with the consent of, Landlord's Representative or contractor. Contractor will be solely and exclusively responsible for signing for and verifying any such prestocked materials so used. Tenant will pay Landlord as a part of Tenant's Costs the value of any prestocked materials so requested by Contractor from Landlord. The value of any such prestocked materials will be determined by the quantities required in accordance with generally accepted costs in the metropolitan area in which the Building is located.

              (d) All construction personnel engaged in the performance of Tenant's Work must use the Building's freight elevator and not the passenger elevators for access to the Premises. All deliveries of materials for use in connection with the construction of Tenant's Work requiring the freight elevator of the Building must be scheduled in advance with Landlord. In addition, any of Tenant's Work which is to be performed during hours other than Business Hours must be scheduled in advance with Landlord.

              (e) Tenant agrees that if Contractor fails to leave all Common Areas in a neat, clean, orderly and safe condition at the end of each day during construction of Tenant's Work, Landlord will have the right to immediately take such action as Landlord deems appropriate to render the Common Areas neat, clean, orderly and safe and Tenant will, upon Landlord's written demand, reimburse Landlord for all Landlord's costs of taking such action.

              13. Landlord's Services; Construction Administration. During construction of Tenant's Work, Landlord will provide the following services related to such construction, the cost of which will be paid by Tenant as a part of Tenant's Costs: all electricity and other utilities; refuse removal (including dumpsters); and any other services requested by Tenant or Contractor that Landlord agrees to provide (such as engineering, maintenance or housekeeping services). In addition, Landlord will provide construction administration with respect to Tenant's Work and Tenant shall pay to Landlord the Construction Administration Fee. All Tenant's Costs that are payable to Landlord will be paid by Tenant within 30 days after the date of Landlord's invoice.

              14. Inspection; Stop Work; Noncomplying Work. Landlord reserves the right to inspect Tenant's Work in the Mandatory Expansion Area at all reasonable times, provided that such inspection(s) will in no way make Landlord responsible for any of Tenant's Work and will not constitute a representation or warranty by Landlord as to the adequacy or sufficiency of Tenant's Work. Landlord reserves the right to stop any and all work performed (or to be performed) if Landlord considers any such work, or its performance, to be dangerous or creating a nuisance, or otherwise injurious to Tenant, Landlord or any other Building tenants. If any inspection by Landlord reveals any items of Tenant's Work that does not comply with Tenant's obligations under this Work Letter, Landlord may so notify Tenant and require that the item be corrected to so comply. Within 10 days after the date of any such notice from Landlord, Tenant will begin correction of any such noncomplying item and will then promptly and diligently pursue such correction to completion. If any such item is not so corrected, Landlord may enter the Mandatory Expansion Area at any time and correct the item at Tenant's expense (to be paid by Tenant promptly upon demand).

              15. Mechanics' Liens. In the conduct of Tenant's Work, Tenant will take all action necessary to ensure that no mechanic's or other liens attach to the Premises, Mandatory Expansion Area or Building. Without limitation, Tenant will post notices, with form and content and in the manner as specified by any applicable law, notifying all persons or entities which may supply labor or materials in connection with Tenant's Work that Landlord's interest in the Premises, Mandatory Expansion Area and Building will not be subject to any lien for the same. If any such lien should be filed, the provisions of Section 10 of the Lease will apply.

              16. Landlord's Allowance. Landlord agrees to pay Tenant the "Allowance", to be applied to the cost of designing and performing Tenant's Work, in progress payments after the commencement of the Tenant Finish Period. Such progress payments will be made not later than 30 days after receipt by Landlord from Tenant of copies of Tenant's invoices from Contractor (and, where applicable, copies of Contractor's invoices from its subcontractors or suppliers) together with a certificate from Tenant's Architect (or other evidence satisfactory to Landlord) indicating that the work to which such invoices relate has been substantially completed and/or the materials to which such invoices relate have been installed in, or delivered to, the Premises. Such progress payments will be made payable to Tenant and Contractor, and will be for the amount of the submitted invoices, less a 10% retainage. As a condition precedent to Landlord's issuing any such progress payment subsequent to the first such progress payment, Tenant will deliver to Landlord original lien waivers from Contractor and any applicable subcontractor or supplier indicating the claims for mechanics' or materialmen's liens with respect to the labor and materials reflected in the invoiced submitted for the immediately preceding progress payment have been waived. A further condition precedent to Landlord's issuing the last such payment for the amount of the retainage will be that Landlord has received from Tenant (either prior to or simultaneously with the issuance of such final payment) the following: (i) written notice from Contractor and Tenant 's Architect (or other evidence satisfactory or Landlord) that Tenant's Work has been completed (including completion of any punch list items); (ii) final and unconditional original lien waivers from Contractor and all subcontractors, suppliers, materialmen and other parties who performed labor at, or supplied materials to, the Mandatory Expansion Area in connection with Tenant's Work; and (iii) a copy of the certificate of occupancy for the Mandatory Expansion Area issued by the appropriate governmental authorities. Landlord will have no obligation to make any such progress payment at any time that a Default exists under the Lease and the total of all such progress payments will in no event exceed the amount of the Allowance.

              17. General. Failure by Tenant to pay any amounts due under this Work Letter will have the same effect as failure to pay Rent under the Lease, and such failure or Tenant's failure to perform any of its other obligations under this Work Letter will constitute a Default under
         Section 20.1 of the Lease, entitling Landlord to all of its remedies under the Lease as well as all remedies otherwise available to Landlord.

                                   EXHIBIT C
                                BORDEN BUILDING
                        OCCUPANCY ESTOPPEL CERTIFICATE


THIS OCCUPANCY ESTOPPEL CERTIFICATE ("Certificate") is given by ("Tenant") to
---------------------------------------------------
UNIVERSITY TOWN CENTER ASSOCIATES L.P. ("Landlord"), with respect to that certain Lease Agreement dated July 25, 2000 ("Lease"), under which Tenant has leased from Landlord certain premises known as Suites 1300, 1400, 3100, 3200, 3300, and 3400 ("Premises") in the Borden Building ("Building").

In consideration of the mutual covenants and agreements stated in the Lease, and intending that this Certificate may be relied upon by Landlord and any prospective purchaser or present or prospective mortgagee, deed of trust beneficiary or ground lessor of all or a portion of the Building, Tenant certifies as follows:

     1. Except for those terms expressly defined in this Certificate, all initially capitalized terms will have the meanings stated for such terms in the Lease.

     2. Landlord first delivered possession of the Premises to Tenant (either for occupancy by Tenant or for the commencement of construction by Tenant) on _______________, 20 ____.

     3. Tenant moved into the Premises (or otherwise first occupied the Premises for Tenant's business purposes) on ____________________, 20 ____.

     4. The Commencement Date occurred on _______________, 20___, and the Expiration Date will occur on ____________________, 20 ____.

     5. Tenant's obligation to make monthly payments of Base Rent under the Lease began (or will begin) on __________________, 20 ____.

     6. Tenant's obligation to make monthly estimated payments of Additional Rent under the Lease began (or will begin) on _________________, 20___.

     Executed this _______ day of 2000.

                                                TENANT:
                                                RESOURCE PARTNER, INC.




                                                By:___________________________

                                                Printed Name:_________________

                                                Title:________________________

                                   EXHIBIT D
                            BORDEN BUILDING OFFICE
                             RULES AND REGULATIONS

     1. Rights of Entry. Tenant will have the right to enter the Premises at any time, but outside of Building Business Hours Tenant will be required to furnish proper and verifiable identification. Landlord will have the right to enter the Premises at all reasonable hours to perform janitorial services or clean windows; and also at any time during the last 12 months of the Term, with reasonable prior notice to Tenant, to show the Premises to prospective tenants.

     2. Right of Exclusion. Landlord reserves the right to require each person entering the Building to sign a register and either (i) to present a Building pass, or (ii) to be announced to the tenant such person is visiting and to be accepted as a visitor by such tenant or to be otherwise properly identified. Landlord may exclude from the Building any person who cannot comply with such requirement. Landlord also reserves the right to require any person leaving the Building to sign a register or to surrender any special entry pass given to such person. If Landlord elects to excise the rights reserved above, Landlord will furnish a Building pass to all persons designated by Tenant in writing. Finally, Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of alcohol or drugs.

     3. Obstruction. Tenant will not obstruct or place anything in or on the sidewalks or driveways outside the Building, or in the lobbies, corridors, stairwells or other Common Areas. Landlord may remove, at Tenant's expense, any such obstruction or thing without notice or obligation to Tenant.

     4. Refuse. Tenant will place all refuse in the Premises in proper receptacles provided and paid for by Tenant, or in receptacles provided by Landlord for the Building, and will not place any litter or refuse on or in the sidewalks or driveways outside the Building, or the Common Areas, lobbies, corridors, stairwells, ducts or shafts of the Building.

     5. Public Safety. Tenant will not throw anything out of doors, windows or skylights, down passageways or over walls. Tenant will not use any fire exits or stairways in the Building except in case of emergency.

     6. Keys; Locks. Landlord may from time to time install and change locks on entrances to the Building, Common Areas and the Premises, and will provide Tenant a reasonable number of keys to meet Tenant's requirements. If Tenant desires additional keys, they will be furnished by Landlord and Tenant will pay a reasonable charge for them. Tenant will not add or change existing locks on any door in or to the Premises without Landlord's prior written consent. If with Landlord's consent, Tenant installs lock(s) incompatible with the Building master locking system:

               (a) Landlord, without abatement of Rent, will be relieved of any obligation under the Lease to provide any service that requires access to the affected areas:

               (b) Tenant will indemnify Landlord against any expense as a result of forced entry to the affected areas which may be required in an emergency; and

               (c) Tenant will, at the end of the Term and at Landlord's request, remove such lock(s) at Tenant's expense.

          At the end of the Term, Tenant will promptly return to Landlord all keys for the Building and Premises which are in Tenant's possession.

     7. Aesthetics. Tenant will not attach any awnings, signs, displays or projections to the outside or inside walls or windows of the Building which are visible from outside the Premises without Landlord's prior written approval, which may be withheld in Landlord's sole discretion. Tenant will use only Building Standard lighting in areas where such lighting is visible from outside the Building.

     8. Window Treatment. If Tenant desires to attach or hang any curtains, blinds, shades or screens to or in any window or door of the Premises, Tenant must obtain Landlord's prior written approval. Tenant will not coat or sunscreen the interior or exterior of any windows without Landlord's express written consent. Tenant will not place any objects on the windowsills that cause, in Landlord's reasonable opinion, an aesthetically unacceptable appearance.

     9. Directory Boards. The Building office directory boards have a limited capacity; however, Landlord will make every reasonable effort to accommodate Tenant's requirements.

     10. Building Control. Landlord reserves the right to control and operate the Common Areas as well as facilities furnished for the common use of tenants in such manner as Landlord deems best for the benefit of tenants generally. Landlord reserves the right to prevent access to the Building during an emergency by closing the doors or otherwise, for the safety of tenants and protection of the Building and property in the Building.

     11. Engineering Consent. All plumbing, electrical and heating, ventilating and air conditioning ("HVAC") work for and in the Premises requires Landlord's prior written consent to maintain the integrity of the Building's electrical, plumbing and HVAC systems.

     12. HVAC Operation. Tenant will not place objects or other obstructions on the HVAC convectors or diffusers and will not permit any other interference with the HVAC system. Whenever the HVAC system is operating, Tenant will cause the shades, blinds or other window coverings in the Premises to be drawn as reasonably required by the position of the sun.

     13. Plumbing. Tenant will only use plumbing fixtures for the purpose for which they are constructed. Tenant will pay for all damages resulting from any misuse by Tenant of the plumbing fixtures.

     14. Equipment Location. Landlord reserves the right to specify where Tenant's heavy business machines, mechanical equipment and heavy objects will be placed in the Premises in order to best absorb and prevent vibration, noise and annoyance to other tenants, and to prevent damage to the Building. Tenant will pay the cost of any required professional engineering certification or assistance.

     15. Bicycles; Animals. Tenant will not bring into, or keep about, the Premises any bicycles, vehicles, birds, animals (except seeing eye dogs) or organic Christmas decor of any kind. Bicycles and vehicles may only be parked in areas designated for such purpose.

     16. Carpet Protection. In those portions of the Premises where carpet has been provided by Landlord, Tenant will, at its own expense, install and maintain pads to protect the carpet under all furniture having castors other than carpet castors.

     17. Proper Conduct. Tenant will conduct itself in a manner which is consistent with the character of the Building and will ensure that Tenant's conduct will not impair the comfort or convenience of other tenants in the Building.

     18. Elevators. Any use of the elevators for purposes other than normal passenger use (such as moving to or from the Building or delivering freight), whether during or after Building Business Hours, must be scheduled through the office of the Property Manager. Tenant will reimburse Landlord for any extra costs incurred by Landlord in connection with any such non-passenger use of the elevators.

     19. Deliveries. Tenant will ensure that deliveries of materials and supplies to the Premises are made through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord. Such deliveries may not be made through any of the main entrances to the Building without Landlord's prior permission. Tenant will use or cause to be used, in the Building, hand trucks or other conveyances equipped with rubber tires and rubber side guards to prevent damage to the Building or property in the Building. Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person making deliveries to the Premises.

     20. Moving. Tenant will ensure that furniture and equipment and other bulky matter being moved to or from the Premises are moved through such entrances, elevators and corridors and at such times as may from time to time be reasonably designated by Landlord, and by movers or a moving company reasonably approved by Landlord. Tenant will promptly pay Landlord the cost of repairing any damage to the Building caused by any person moving any such furniture, equipment or matter to or from the Premises.

     21. Solicitations. Canvassing, soliciting and peddling in the Building are prohibited and Tenant will cooperate in preventing the same.

     22. Food. Only persons approved from time to time by Landlord may prepare, solicit orders for, sell, serve or distribute food in or around the Building. Except as may be specified in the Lease or on construction drawings for the Premises approved by Landlord, and except for microwave cooking, Tenant will not use the Premises for preparing or dispensing food, or soliciting of orders for sale, serving or distribution of food.

     23. Parking Rules and Regulations. Tenant will comply with all reasonable rules and regulations applicable to the parking facilities serving the Building as determined by the parking facility operator.

     24. Hazardous Substances. Except as may be expressly permitted by Landlord in writing, Tenant will not store, use, release, produce, process or dispose in, on or about, or transport to or from, the Premises, Building or Complex any Hazardous Substances. Landlord has disclosed to Tenant that the Building contains asbestos containing material in sealed pipe chases, certain floor tiles that are not in the Premises and in certain other areas that are normally not accessible to tenants ("ACM"). Landlord has established an ACM management program that will govern all work in the Building that could disturb any ACM. Regardless of any provision of the Lease to the contrary, Tenant will not undertake any work in the Premises (including, without limitation, any alteration, repair, maintenance, restoration or removal work contemplated by Sections 8.1, 9.1 12.2 or 16.1 of the Lease) that could disturb any ACM without first notifying Landlord of the proposed work and cooperating with Landlord to ensure that such work complies with Landlord's ACM program. Tenant agrees that its failure to comply with this Section 24 will constitute a material breach of the Lease; however, such agreement will not be deemed to limit the materiality of any other Tenant breach of the Lease for failure to comply with any other Rules and Regulations.

     25. Employees, Agents and Invitees. In these Rules and Regulations, "Tenant" includes Tenant's employees, agents, invitees, licensees and others permitted by Tenant to access, use or occupy the Premises.

     26. Work Orders. Tenant requirements will be attended to only upon application to Landlord. Building employees shall not be requested to perform, and shall not be requested by any tenant to perform, any work outside of regular duties, unless under specific instructions from Landlord.

                                   EXHIBIT E
                            BORDEN BUILDING PARKING

     1.   TERM: Provided that Tenant is not in default of the Lease, Tenant may
          ----
take up to fourteen (14) unreserved parking permits in the Borden Building Garage as designated by Landlord ("Parking Facilities") for a term concurrent with the term of the Lease under Section 1.1(f).

     1.1  FRACTIONAL MONTH: If the Commencement Date is not the 1st day of the
          ----------------
month then the 1st month of assessment of parking fees shall be a fractional month and each subsequent month shall begin on the first day and end on the last day of a month.

     2.   FEES: The monthly fee for access to the Parking Facilities shall be
          ----
seventy percent (70%) of the rate designated by Landlord as standard for the Building per space per month. On the execution date of the Lease, the standard rate is $ 135.00 for each unreserved parking permit. Landlord shall provide Tenant at least thirty (30) days notice of any change in the parking rates at the Parking Facilities and the giving of such notice shall be deemed an amendment to this Lease and Tenant shall thereafter pay the adjusted rent. All payments of rent for parking permits shall be made (i) at the same time as Base Rent is due under the Lease and (ii) to Landlord or to such persons (for example but without limitation, the manager of the Garage) as Landlord may direct from time to time.

     For each parking access card, a $20.00 non-refundable processing fee will be charged. For each lost parking access card, a non-refundable processing fee of $20.00 will be charged for the first replacement, increasing in $5.00 increments for additional replacements thereafter. Parking access cards not working properly will be exchanged at no charge. Parking access cards will not be activated until the user provides Landlord with the vehicle's license plate number.

     3.   USE:  Tenant's parking spaces will be for its employee's use only
          ----
("PATRON"). PATRONS will be granted access to the parking facilities only upon the signing of a Parking License with LANDLORD. TENANT and PATRONS also agree to abide by Landlord's Parking Rules and Regulations. Parking access does not include storage, and storage of vehicles is prohibited.

     4.   ASSIGNMENT:  The privilege of access to the Parking Facilities shall
          -----------
not be assignable by Tenant. Landlord reserves the right to freely assign these parking rights to any subsequent owner or manager of the Parking Facility.

     5.   INDEMNIFICATION: Each party waives all claims against the other
          ---------------
for damage to any property or injury or death of any person in, upon or abut the Parking Facility arising at any time and from any cause other than the negligence or willful act of the other party, the employees or agents. This indemnity obligation shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by a party from the first notice that any claim or demand is to be made or may be made against that party. The provisions of this indemnity shall survive the termination of this Lease with respect to any damage, injury or death occurring on or prior to such termination.

     6.   DISCLAIMER: The Parking Facility only provides a license to park at
          ----------
TENANT'S sole risk. No bailment is created. Landlord does not provide safekeeping, nor shall it be deemed an insurer for vehicles or their contents. Landlord will not be responsible for fire, theft, damage or loss. Attendants are present solely to assist Tenant and its employees and are unable to verify ownership of the vehicles departing any facility. No representation, guaranty or warranty is made or assurance given that any communication or security systems , devises or procedures in the Parking Facilities will be effective to prevent injury to Tenant, Patrons or any other person, and Landlord reserves the right to discontinue or modify at any time such communicates or security systems or procedures without liability to Tenant or Patrons.

     7.   DAMAGE TO OR CONDEMNATION OF PARKING FACILITIES: If Landlord fails or
          -----------------------------------------------
is unable to provide any parking space to Tenant in the Parking Facilities because of damage or condemnation, such failure or inability shall never be deemed to be a default by Landlord as to permit Tenant to terminate the Lease, either in whole or in part, but Tenant's obligation to pay rent for any such parking space which is not provided by Landlord shall be abated for so long as Tenant does not have the use of such parking space and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure or inability to provide Tenant with such parking space.

     8.   RULES AND REGULATIONS: A condition of any parking shall be compliance
          ---------------------
by the patron with Parking Facilities rules and regulations, including any sticker or other identification system established by Landlord. Parking Facilities managers or attendants are not authorized to make or allow any exceptions to these Rules and Regulations. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable and generally applicable rules and regulations for the Parking Facilities as it deems necessary for the operation of the Parking Facilities.

          (a) Cars must be parked entirely within the stall lines painted on the floor.

          (b)  All directional signs and arrows must be observed.

          (c)  The speed limit shall be five (5) miles per hour.

          (d) Parking is prohibited in areas not striped for parking, aisles, areas where "no parking" signs are posted, in cross hatched areas and in such other areas as may be designated by Landlord or Landlord's agent(s) including, but not limited to, areas designated as "Visitor Parking" or reserved spaces not rented under this Agreement.

          (e) Every patron is required to park and lock his own car. All responsibility for damage to cars or persons or loss of personal possessions is assumed by the patron.

          (f) Spaces which are designated for small, intermediate or full-sized cars shall be so used. No intermediate or full-size cars shall be parked in parking spaces limited to compact cars.

     9.   DEFAULT: Failure to promptly pay the rent required hereunder shall
          -------
constitute a default under the Lease and Landlord, may, at its option and in addition to all other remedies provided for in the Lease, terminate Tenant's rights to use the Parking Facilities. Landlord may refuse to permit any person who violates the rules to park in the Parking Facilities and any violation of the rules shall subject the car to removal at the car owner's expense. No such refusal or removal shall create any liability on Landlord or be deemed to interfere with Tenant's right

                                   EXHIBIT G

                               LICENSE AGREEMENT

     THIS LICENSE AGREEMENT ("License") is made and entered into as of the 20th of October, 1999, by and between reSOURCE PARTNER ("Licensor"), and PEOPLESOFT, INC., a Delaware corporation ("Licensee").

                                   RECITALS

     A. Licensor is a tenant in the building located on that certain real property and improvements located at 180 East Broad Street, 31/st/ floor,
                                     ------------------------------------
Columbus, Ohio 43215-3761, as shown on Exhibit A attached hereto (collectively,
-------------------------              ---------
the "Property").

     B.   Licensee desires to obtain from Licensor a license to occupy a portion of the Property as shown on Exhibit A attached hereto (the "Premises")
                                    ---------
for the purpose of general office use, storage and training given by Licensee to users of Licensee's software. Licensor desires to grant Licensee a license to occupy the Premises for such purpose upon the terms and conditions set forth in this License.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, the promises and mutual convenants set forth in this License and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Grant of License; Term. Licensor hereby grants to Licensee a license
          ----------------------
and permission to enter upon and use the Premises for the purpose set forth in Recital B for a period commencing on "The Occupancy Date", November 2, 1999 and continuing until November 1, 2000 (the "Term"), unless sooner terminated as provided herein. In connection with such license, Licensor shall provide Licensee with security access to the Premises and such other information and/or items relating to the Premises as described on Exhibit B attached hereto (the
                                               ---------
"Building Checklist").

     2.   Payment Terms.
          -------------
          a.   License Fee. Effective as of the Occupancy Date, Licensee shall
               -----------
pay to Licensor a license fee for the use of the Premises in the amount of $93,033.50 per quarter (the "License Fee") which shall be payable on the
----------
"Occupancy Date". The first quarter shall begin on the Occupancy Date. The first payment shall be made on the tenth (10/th/) day after the Occupancy Date. Except for the License Fee, License shall have no obligation to make any payments under this Agreement, or except as specifically set forth in this agreement, including, but not limited to, operating expenses, taxes, or additional payments payable by Licensor to the owner of the Premises under the lease for the Premises between Licensor and the owner, unless agreed upon in writing by both Licensor and Licensee.

     b.   Refund of License Fee. Notwithstanding anything to the contrary
          ---------------------
contained herein, Licensee shall receive a refund of the License Fee upon the occurrence of the following events (each, an "Event"): (i) Licensee is prevented from using the Premises for any reason or is unable to conduct its training classes, other than due to an act or omission of Licensee,
     (ii) the occurrence of any of the events set forth in Section 11 or (iii) as otherwise provided in this Agreement. The License Fee shall be refunded to Licensee based on the number of days that the Event continues; provided, however, in the event that Licensee elects to terminate the Agreement as permitted herein, Licensee shall receive a refund of the License Fee prorated based on the number of days remaining in the quarter for which the License Fee has been paid, commencing on the date of the occurrence of the Event. Such refund shall be payable to Licensee upon ten(10) days written notice to Licensor.

     3.   Utilities.  At all times during the Term, at Licensor's sole cost and
          ---------
expense, Licensor shall furnish all services, utilities and other facilities to the Premises that is provided to other tenants or occupants of the Property.
All such utilities, services and other facilities shall be furnished to Licensee on the same basis and pursuant to the same conditions as provided to other tenants or occupants of the Property.

     4.   Condition of Premises. Licensor shall be obligated to make the
          ---------------------
Premises suitable for Licensee's intended use, which shall include, but not be limited to, compliance with the requirements set forth on Exhibit B attached
                                                          ---------
hereto (the "Building Checklist") and the requirements relating to hardware and network configuration which are attached hereto as Exhibit C (the "Configuration
                                                   ---------
Checklist").

     5.   Maintenance and Repair; Alterations. At all times during the Term, at
          -----------------------------------
Licensor's sole cost and expense, Licensor shall provide janitorial and repair and maintenance services to the premises on the same basis that such services are provided to other tenants or occupants of the Property. Licensor shall be responsible for all repairs and maintenance required for lawful, safe and customary use and occupancy of the Premises. However, Licensee shall be responsible for the maintenance and repair of all equipment which is owned or leased by Licensee, and as part of such responsibility, shall cuase Licensee's equipment on the Premises to be covered by valid policies of property insurance.

     6.   Hardware/Software Requirements.
          ------------------------------

          (a)  Hardware. In addition to providing Licensee with the required
               --------
     hardware and related facilities in accordance with Exhibit C at its sole
                                                        ---------
     cost and expense, Licensor shall ensure that all required hardware is connected to a power source and is fully operational on or before Licensee commences possession of the Premises. In the event that subsequent release of Licensee's software require hardware upgrades during the Term of this License, at its sole cost and expense, Licensor shall make such changes to the hardware as reasonably requested by Licensee; provided, however, such cost to Licensor shall not exceed the amount set forth on Exhibit C.
                                                                    ---------

          (b)  Software. Licensee shall provide Licensor with Licensee's
               --------
     software which shall be installed by Licensor in the Premises for Licensee's use. Licensee shall indemnify, defend, protect and hold Licensor harmless from and against any and all Claims (as defined in Section 10 below) arising out of or in connection with Licensee's failure to properly license Licensee's software. Licensor shall ensure that all other software (other than Licensee's software) shall be used in accordance with valid license agreements procured by Licensor from the providers thereof and that the use of such software by Licensee under this Agreement shall not violate any such license agreements.

          (c)  Instruction and Technical Support. Licensor shall provide
               ---------------------------------
     technical support and problem resolution for all hardware and software pursuant to Exhibit C. Licensor's obligations shall include, but shall not
                 ---------
     be limited to, installation, maintenance and repair of the computer hardware, operating systems and network at its sole cost and expense. If there is a problem with the software provided by Licensee, Licensor will report it to the Licensee for resolution and make a reasonable effort to assist Licensee in diagnosing and resolving the problem. Licensee shall be responsible for providing instructions, teaching materials, marketing of classes, instructors for classes, registration of students and billing.

     7.   Compliance with Laws. Licensee shall not do or permit anything to be
          --------------------
done in or about the Premises which will in any way obstruct or interfere with the rights of others or injure or annoy them or use or allow the Premises to be used for any unlawful or objectionable purpose. Licensee shall not cause, maintain or permit any nuisance in or about the Premises. Licensee shall not use the Premises or permit anything to be done in or about the Premises which will in any way violate or conflict with any law, statute, ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted or promulgated. Licensor, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements relating to or affecting the use or occupancy of the Premises by Licensee, including, but not limited to, the Americans with Disabilities Act and such laws governing the use and storage of Hazardous Materials (as defined below). The Licensee hereby agrees to comply with the rules and regulations established by the owner of the property only to the extent that they do not conflict with the terms and conditions of this license agreement.

     8.   Environmental Compliance. Licensee and Licensee's employees, agents,
          ------------------------
contractors and invitees (collectively, "Licensee's Parties") shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under, from or about the Premises (except routine office and janitorial supplies in customary quantities stored, used and disposed in accordance with applicable law). Licensee and Licensee's Parties shall comply with all present and future federal, state and local laws, statutes, ordinances, rules and regulations governing Hazardous Materials and shall promptly notify Licensor of any violation thereof or the presence of any Hazardous Materials on, under, from or about the Premises. For purposes of this License, the term "Hazardous Materials" shall mean any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls and all chemicals, substances materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any federal, state or local law, statute, ordinance, rule or regulation based upon, directly or indirectly, such properties or effects.

     9.   Insurance.
          ---------

          (a)  Licensee. Licensee agrees to maintain at all times during the
               --------
term of this Agreement, public liability insurance covering the Premises naming Licensor as an additional insured with minimum limits of liability of at least $1,000,000.00 covering damages or losses resulting from any injury to or death of any person or damage to or loss of property occurring on or about the Premises arising out of the acts or omissions of Licensee or its officers, directors, employees and agents.

          (b)  Licensor. Licensor agrees to maintain at all times during the
               --------
term of this Agreement, public liability insurance covering the Premises with minimum limits of liability of at least $1,000,000.00 covering damages or losses resulting from any injury to or death of any person or damage to or loss of property occurring on or about the Premises arising out of the acts or omissions of Licensor or its officers, directors, employees and agents.

     10.  Indemnification.
          ---------------

          (a) Licensee shall indemnify, defend and hold harmless Licensor and its partners, directors, officers, employees, shareholders, lenders, agents, contractors and each of their successors and assigns (collectively, "Licensor's Parties") from and against any and all claims, demands, judgments, actions, causes of action, damages, losses, penalties, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) (collectively a "Claim") as a result of (i) the negligence or willful misconduct of Licensee or Licensee's Parties or (ii) a default by Licensee of this Agreement and the applicable notice and cure periods have expired. The obligations of Licensee under this Section 10(a) shall survive the expiration or earlier termination of this License.

          (b) Licensor shall indemnify, defend and hold harmless Licensee and Licensee's Parties from and against all Claims arising as a result of (i) the negligence or willful misconduct of Licensor or Licensor's Parties or (ii) a default by Licensor of this Agreement and the applicable notice and cure periods have expired.

     11.  Termination. This License may be terminated by Licensee upon ten (10)
          -----------
days prior written notice to Licensor upon the occurrence of any of the following events: (i) Licensee is prevented from using the Premises for any reason or is unable to conduct its training classes for any reason for a period of five (5) consecutive days other than as a result of an act or omission of Licensee or other than as hereinafter set forth in Subparagraph (ii); or (ii) Licensee is prevented from using the Premises for ninety (90) or more days through force majeure which shall be defined as delays due to strikes, riots, acts of God, including fire, tornado, windstorm, flood, earthquake and shortages of labor or materials, war, governmental laws or regulations or any other causes of any kind whatsoever which are beyond the control of Licensor; or (iii) Licensee cannot take possession of the Premises by the Occupancy date due to no fault of Licensee. This License may also be terminated by either party if the defaulting party fails to observe or perform any covenant or obligation to be observed or performed by such party hereunder and such failure continues for a period of ten (10) days after written notice from the non-defaulting party specifying the nature of such default; provided, however, in the case of a non-monetary default, if such default cannot be cured within ten (10) days, and the defaulting party is exercising its best efforts to cure such default, such failure continues for a period of more than thirty (30) days after written notice from the non-defaulting party. No termination hereof shall release either party or their respective successors or assigns from any liability or obligation hereunder, whether of indemnity or otherwise, resulting from any acts, omissions, or events occurring prior to the effective date of such termination. Notwithstanding anything to the contrary contained herein, from and after the date of termination, Licensee shall have no obligation to pay all or any portion of the License Fee.

     12.  Surrender. Upon expiration or earlier termination of this License,
          ---------
Licensee shall remove all Licensee's personal property and surrender the Premises in good, broom clean condition, reasonable wear and tear excepted.

     13.  Entire Agreement; Amendment. This License contains all of the
          ---------------------------
agreements of the parties hereto with respect to the matters contained herein and no prior or contemporaneous agreement or understanding, oral or written, pertaining to any such matters shall be effective for any purpose. No provision of this License may be modified, waived, amended or added to except by a writing signed by the party against which the enforcement of such modification, waiver, amendment or addition is or may be sought.

     14.  Incorporation of Exhibits. All exhibits attached hereto and referred
          -------------------------
to herein are incorporated in this License as though fully set forth herein.

     15.  Attorneys' Fees. In any legal proceeding between Licensor and Licensee
          ---------------
seeking enforcement of or attempting to construe any of the terms and provisions of this License, or in connection with any of the property described herein, including, without limitation, insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party in such action shall be awarded, in addition to damages, injunctive or other relief, its reasonable costs and expenses, including, without limitation, service of process, filing fees, court and court reporter costs, investigation costs, expert witness fees and the cost of any bonds, and reasonable attorneys' fees.

     16.  Successors and Assigns. Subject to Section 17, this License shall be
          ----------------------
binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and permitted assigns.

     17.  Assignment. This License may not be assigned by Licensee without the
          ----------
prior written consent of Licensor. Any assignment or delegation of rights, duties or obligations hereunder made by Licensee without the required prior written consent shall be void and of no effect. No such assignment shall be deemed to relieve Licensee from any liability or responsibility hereunder. Notwithstanding the foregoing, Licensee shall have the right, without Licensor's consent and without releasing Licensee from any liability hereunder, to assign the License to any entity that is owned or controlled to the extent of more than fifty percent (50%), whether directly or indirectly, by Licensee. In addition, so long as the stock of Licensee is publicly traded on any nationally recognized exchange, a transfer of all or any part of such stock in Licensee shall not be deemed an assignment of this License.

     18.  Notices. All notices required or permitted by this License shall be in
          -------
writing and may be delivered in person (by hand delivery or professional messenger service) to either party or may be sent by registered or certified mail, with postage prepaid, return receipt requested or delivered by Express Mail of the U.S. Postal Service or Federal Express or any other courier service guaranteeing overnight delivery, charges, prepaid, or may be transmitted by facsimile transmission and addressed as follows:

     If to Licensor at:

          Mike Boster
          reSOURCE PARTNER
          180 East Broad Street
          Columbus, OH 43215-3716
          Facsimile Number: (614) 225-4093

     If to Licensee at:

          PeopleSoft, Inc.
          4440 Rosewood Drive
          Pleasanton, California 94588
          Facsimile Number: (925) 694-1206

          Attention: Kathy Woolner, Program Manager, Ed. Services Facilities

     With a copy to:
          PeopleSoft, Inc.
          4305 Hacienda Drive
          Pleasanton, California 94588
          Facsimile Number: (510) 467-7050

          Attention: General Counsel

     Any such notice sent by registered or certified mail, return receipt requested, shall be deemed to have been duly given and received seventy-two (72) hours after the same is so addressed and mailed with postage prepaid. Notices delivered by overnight service shall be deemed to have been given twenty-four
(24) hours after delivery of the same, charges prepaid, to the U.S. Postal Service or private courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon confirmation of transmission thereof. Any notice or other document sent by any other manner shall be effective only upon actual receipt thereof. Any party may change its address for purposes of this Section 17 by giving notice to the other party as provided herein.

     19.  Authority. Each of the undersigned represents and warrants that he or
          ---------
she is duly authorized to execute and deliver this License and that such execution is binding upon the entity for which he or she is executing this document.

     20.  Governing Law. This License shall be governed by, interpreted under,
          -------------
and construed and enforced in accordance with the internal laws of the State of Ohio.

     21.  Headings. The headings of this License are for purposes of reference
          --------
only and shall not limit or define the meaning of the provisions of this License.

     22.  Severability. If any paragraph, section, sentence, clause or phrase
          ------------
contained in this License shall become illegal, null or void, against public policy, or otherwise unenforceable, for any reason, or shall be held by any court of competent jurisdiction to be illegal, null or void, against public policy, or otherwise unenforceable, the remaining paragraphs, sections, sentences, clauses or phrases contained in this License shall not be affected thereby.

     23.  Waiver. The waiver of any breach of any provision hereunder by
          ------
Licensor or Licensee shall not be deemed to be a waiver of any preceding or subsequent breach hereunder. No failure or delay of any party in the exercise of any right given hereunder shall constitute a waiver thereof nor shall any partial exercise of any right preclude further exercise thereof.

     24.  Time of Essence. Time is of the essence in this License as to all
          ---------------
dates and time periods set forth herein.

     25.  Counterparts. This License may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument.

     26.  Option to Renew. So long as Licensee is not in default under this
          ---------------
          License at the time of exercise or on the commencement date of the Extended Term (as hereinafter defined), Licensee shall have unlimited option to extend the term of this License with respect to the entirety of the Premises (the "Option to Extend") for a period of one (1) year from the date of the expiration of the current Term (the "Extended Term") on the same terms and conditions as set forth in this Agreement, except as follows: (a) the Option to Extend shall be exercised, if at all, by written notice of exercise given to Licensor by Licensee not earlier sixty (60) days prior to the expiration of the current Term and (b) and License Fee payable by Licensee during the Extended Term shall be mutually agreed upon by both parties.

     27.  Confidential Information reSOURCE PARTNER agrees to treat all
          ------------------------
          Confidential Information as confidential information PeopleSoft, both during and two (2) years after the expiration or termination of this Agreement. "Confidential Information" means all information and material to which reSOURCE PARTNER has access in connection with services provided hereunder including, but not limited to: (a) all developments; (b) all software, documentation, financial, marketing and customer data and other information; and (c) any other material or information that is either marked as confidential or is disclosed under circumstances such that one would reasonably expect it to be confidential. reSOURCE PARTNER agrees to use the Confidential Information received under this Agreement solely for the purposes of providing services under this Agreement. reSOURCE PARTNER will not duplicate any Confidential Information unless such duplication is necessary to provide services under this Agreement and agreed to by PeopleSoft in writing. reSOURCE PARTNER will not make Confidential Information available to any third party, except as specifically authorized by PeopleSoft in writing. All Confidential Information and any other information received from PeopleSoft, including but not limited to, all copies of any form, shall be returned to PeopleSoft upon completion or termination of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this License as of the date first written above.

          LICENSOR                        reSOURCE PARTNER
                                          ----------------

                                          By: /s/ Mike Boster
                                              -------------------------------
                                               Mike Boster
                                               Vice President

                                          LICENSEE

                                          PEOPLESOFT, INC.,
                                          a Delaware corporation

                                          By: /s/ Stephen Hill
                                              -------------------------------
                                               Stephen Hill
                                          Its: Chief Financial Officer

                                   EXHIBIT A
                                   ----------
                             PROPERTY AND PREMISES
                             ---------------------

1.   reSOURCE PARTNER, will provide PeopleSoft, Inc. with a site plan, and the
--
     location of the property address within 7 days of the effective date of this contract.

2.   Structural Specifications: The Facility will be comprised of two (2)
--
     existing training rooms, each not less than 730 square feet in size. Class
                                                 ---
     room will be designed and networked to accommodate 20 workstations. Classrooms will be equipped to accommodate 14 students, each with their own workstation. Addition of workstations to accommodate 20 students, each with their own workstation will result in a renegotiation of the contract price.

3.   Licensee will have access and use of the Premises during normal business
--
     hours only as specified herein. Access and use of the Premises will be permitted weekdays from 8am to 5pm local time with utilities until 7pm and HVAC until 6pm local times. If the center needs to be utilized other than those hours, a PeopleSoft personnel shall inform the reSOURCE PARTNER manager on duty so that reSOURCE PARTNER can accommodate PeopleSoft. The facility will be closed on the following holidays: Memorial Day, Independence Day, Labor Day, Thanksgiving, day after Thanksgiving, Christmas Eve day and Christmas, New Years Eve Day and New Years Day, Presidents Day. If a conflict occurs both parties must agree on a reasonable solution. Access and use of the Premises by Licensee at all other times will be with the approval of Licensor which such approval shall be reasonable.

                                   EXHIBIT B
                                   ---------

                              BUILDING CHECKLIST

The Exhibit shall govern the educational facilities located in Columbus, Ohio, for the purpose of allowing PeopleSoft to conduct PeopleSoft's software training classes. Notwithstanding anything contained here and to the contrary, all facilities, services and items provided on this exhibit shall be at the sole cost and expense of reSOURCE PARTNER.

A. The Commencement Date of this Agreement shall be October 20, 1999.
                                                    ----------------

B. The Occupancy Date of this Agreement shall be November 2, 1999 and shall be
                                                 ----------------
   the date PeopleSoft takes possession in the building.

C. Description of Classrooms:

     1. The classroom will contain the following:
          a. The existing classroom and furniture
          b. (1) data projector.
          c. (1) laser printer rated at 8 pages per minute
          d. (1) phone accessible by instructor - located in the front of the classroom.
          e. Wiring to accommodate emergency workstations and to accommodate up to 20 workstations.
          f. reSOURCE PARTNER, will provide PeopleSoft Inc. with one client workstation per student in each classroom. As well as an additional workstation per classroom, in case a workstation does not work. Client workstation requirements are listed in Exhibit C.

D. reSOURCE PARTNER will provide telephone service for students with free local service and access for long distance credit card telephone calls.

E. reSOURCE PARTNER will provide the refreshments and kitchen area accessible by students and instructors that shall contain 1 large refrigerator, a microwave, necessary equipment to prepare coffee, and a sink area to retrieve water.

F. reSOURCE PARTNER will provide the following services at no additional cost to
   PeopleSoft: Inventory of juice, beverages and paper products. Morning food and beverage service for students including coffee, tea, hot chocolate, sodas, bottled water or its equivalent, assorted muffins, pastries, bagels and juice.

G. reSOURCE PARTNER will provide a private area for instructor use with access to phones, analog lines, a desk and chair. Instructor area should be isolated from the students. A desk and chair should be available for each instructor (2 in this case). A facsimile and photocopy machine will be available for instructors to use.

H. reSOURCE PARTNER will supply paper for all printers, whiteboard markers, overhead markers, and erasers.

I.   OMITTED

J. reSOURCE PARTNER will provide PeopleSoft with map, lodging and address information of the facility.

K. reSOURCE PARTNER will provide one (1) on site receptionist during normal business hours of the Facility to handle communications and services for attendees that include:

     1.   Class set up and clean up.
     2.   Receiving, storing, and distributing documents and training materials.
     3.   Continuous coffee service throughout the day.
     4.   Maintaining cold beverages for each classroom.
     5. Order in advance and ensure student refreshments (coffee, beverages, and pastries arrive on schedule).
     6.   Answering phones and delivering messages to instructors and students.
     7.   Distribute PeopleSoft mousepads, manuals, pens and pads for training.
     8. Stock an adequate level of PeopleSoft training giveaways for distribution by the instructors during classes.
     9. Ensure classes are adequately stocked with candy and PeopleSoft giveaway items.
     10. Verify delivery of manuals for the following week's courses by Thursday each week and advise PeopleSoft (or its supplier) of short shipments for rush delivery.
     11.  Return unused current manuals to PeopleSoft on a monthly basis.
     12. Fax completed sign in sheets to corporate office and send originals via overnight delivery.
     13. Print class lists for student sign in and PeopleSoft student certificates.

L. reSOURCE PARTNER will provide a technical support resource in the facility who will be responsible for the following:

     1. Working with a PeopleSoft technical resource, perform the initial installation of the PeopleSoft environment in the classrooms.
     2. Install any software upgrades which become available (initial distribution will be via CD or diskette.
     3. Refresh workstations and databases as required after course completion.
     4. Respond to technical problems that may be encountered during the course delivery by the instructors.
     5. Elevate to PeopleSoft technical support any problems that can not be resolved within a time period to be mutually agreed by reSOURCE PARTNER and PeopleSoft.

M.   PeopleSoft, Inc. will provide reSOURCE PARTNER with the following:
     ---------------

     1. Instructors to teach the PeopleSoft, Inc. classes held at this reSOURCE PARTNER location.
     2. Books, blank certificates, sign in sheets, and class give-away items including: mousepads, pens, notepads, key chains, etc., to be distributed by reSOURCE PARTNER.

                                   EXHIBIT C
                                   ---------

                         CONFIGURATION CHECKLIST

The current certified hardware standards are listed below but flexibility for next generation equipment is required. reSOURCE PARTNER will make reasonable changes to hardware standards in conjunction with PeopleSoft standards. Reasonable changes shall be defined as those upgrades that do not exceed $500 per server and are required within 12 months after the Occupancy Date. Changes to hardware standards that exceed $500 per server within 12 months after the Occupancy Date will result in a re-negotiation of the contract price. Net operating system MUST be Windows NT 4.0.


The facility will require the following hardware configuration:

 . File server per site- File server must have connectivity to the Internet . One database server per 5 workstation (max)
 .  One workstation per student
 .  One extra workstation and monitor per classroom for emergency use
 .  One printer per classroom
 .  Isolated network (not connected to production)
 .  Hub: A minimum of a 10Mb switched environment

File Server:
------------
 .  Compaq Proliant 1600 or 1600R or
 .  Compaq Proliant 800 or 800R or
 .  HP LCII or LCIII (Hot Swap/Fixed)

These file servers will include the following hardware:

 .  Pentium II (dual processor) 300, 400, or 450 Mhz (with HPLCII must upgrade to the 2/nd/ processor)
 .  192 MB memory
 .  4X CD-ROM reader (minimum)
 .  Disk Space
 .  Disk 1 = 4 GB
 .  Disk 2 = 9 GB
 .  Disk 3 = 9 GB
 .  Network Card
 .  Compaq OEM or
 .  3Com 3C905

Operation system: Windows NT 4.0 Server

Database Server:
----------------
 .    Compaq Proliant 1600 or
 .    Compaq Proliant 800 or 800R or
 .    HP LCII or
 .    HP LCIII (Hot Swap/Fixed)

This Database Server will include the following hardware:

 .    Pentium II 300, 400, or 450 Mhz, single processor (second processor may be required)
 .    192 MB memory
 .    Disk Space
 .    Disk 1 = 4 GB
 .    Disk 2 = 9 GB
 .    Network Card (one of the following)
 .    Compaq OEM or
 .    3Com 3C905
Operating System: Windows NT 4.0 Server


Client Workstation:
-------------------
 .    Compaq Deskpro 6000, 4000, or 600EN
 .    HP Vectra VL7 or VL8


This Client Workstation will include the following hardware:

 .    Pentium 266 MHz, 300 MHz, or 333 MHz
 .    64 MB memory
 .    15" monitor (minimum)
 .    1.2 to 2.0 GB disk space
 .    1.5 GB for financial class
 .    Compaq OEM or 3Com3C905

Operating System: Windows NT 4.0 Workstation



PeopleSoft                               reSOURCE PARTNER.

By: /s/ Stephen Hill                     By /s/ Mike Boster
    -----------------------------           ---------------------------
Stephen Hill                             Mike Boster
Chief Financial Officer                  Vice President